                                                                 Exhibit 10.22
















                             BRITISH PACIFIC CENTRE










                     BRITISH PACIFIC PROPERTIES CORPORATION
                            a California corporation

                  BRITISH PACIFIC CENTRE OFFICE BUILDING LEASE


                                     BETWEEN


                     BRITISH PACIFIC PROPERTIES CORPORATION,
                            a California corporation
                                   (Landlord)

                                       and

                             MAXIM PHARMACEUTICALS,
                             a Delaware Corporation

                  BRITISH PACIFIC CENTRE OFFICE BUILDING LEASE

                             Basic Lease Provisions

         The following constitutes a summary of the Basic Lease Provisions set forth in the British Pacific Centre Office Building Lease ("Lease") between the parties and regarding the Premises specified below. The Basic Lease Provisions are an integral part of this Lease and each reference in this Lease to any of the Basic Lease Provisions shall be construed to incorporate all of the terms provided under each such Basic Lease Provision. In the event of any conflict between any Basic Lease Provisions and the balance of the Lease, the latter shall control.



     1.   DATE:                     July 1, 1998 (for reference purposes only)

     2.   PARTIES:

                  Landlord:         British Pacific Properties Corporation, a
                                    California corporation

                  Tenant:           Maxim Pharmaceuticals, a Delaware
                                    Corporation

     3.  PREMISES:

                  3.1.     Building Address:          8899 University Center
                                                      Lane, San Diego,
                                                      California 92122

                  3.2.     Floor:                     Fourth Floor

                  3.3.     Suite No.:                 400

                  3.4.     Rentable Square Footage:   Approximately 25,391
                                                      rentable square feet.

                  3.5.     Parking Spaces:            Ninety-eight (98) covered
                                                      and free for the Term of
                                                      the Lease, of which 20
                                                      parking spaces shall be
                                                      reserved for tenant's
                                                      exclusive use on the lower
                                                      level, adjacent to the
                                                      elevator.

     4.  TERM:

                  4.1.     Term of Lease:             Five (5) years with a five
                                                      (5) year option to renew

                  4.2.     Anticipaated
                           Commencement Date:         August 15, 1998

                  4.3.     Termination Date:          October 14, 2003

     5.  RENT:

                   5.1.    Initial Monthly Base Rent: $54,336.74 ($2.14 per
                                                      rentable sq. ft. per
                                                      month)

                   5.2.    Annual Increase to Base Rent:

                                                      Monthly             Monthly Base Rent per
                              Lease Term             Base Rent         Sq. Ft. of Net Rentable Area

                          08/15/98 - 10/14/98        $28,536.10           $1.12 (plus electricity)
                          10/15/98 - 10/14/99        $54,336.74           $2.14 (plus electricity)
                          10/15/99 - 10/14/00        $56,621.93           $2.23 (plus electricity)
                          10/15/00 - 10/14/01        $58,907.12           $2.32 (plus electricity)
                          10/15/01 - 10/14/02        $61,192.31           $2.41 (plus electricity)
                          10/15/02 - 10/14/03        $63,731.41           $2.51 (plus electricity)



                    5.3 Notwithstanding the above, if the Commencement Date is subsequent to August 15, 1998, the Base Rent for the first two (2) months of the Term of the Lease shall be $28,536.10.

                    5.4    Base Rent Paid
                           Upon Commencement:         $28,536.10 for the period
                                                      August 15, 1998 through
                                                      September 15, 1998.

     6.  TENANT'S EXPENSE STOP BASE:                  To be determined based
                                                      upon actual expenses
                                                      during the base year,
                                                      which is calendar year
                                                      1998, as adjusted to
                                                      achieve 95% occupancy.
                                                      Increases in Operating
                                                      Expenses payable by
                                                      Tenant shall be limited to
                                                      six percent (6%) of their
                                                      proportionate share of the
                                                      controllable expenses over
                                                      the base year.
                                                      Controllable expenses are
                                                      all those expenses other
                                                      than taxes.

     7.  TENANT'S OPERATING
         EXPENSE PERCENTAGE:                          26.3%

     8.  TENANT'S ALLOWANCE
         FOR LEASEHOLD IMPROVEMENTS:                  $192,072.20.

     9.  SECURITY DEPOSIT:                           $29,156.45

     10. PERMITTED USE OF PREMISES:                  Tenant may use the Premises
                                                     for general office use and
                                                     for no other purpose.




     11. TENANT'S INITIAL LIABILITY
         INSURANCE LIMITS:                           $3,000,000.00 per person
                                                     for personal injury or
                                                     death;

                                                     $3,000,000.00 per
                                                     occurrence for personal
                                                     injury or death; and

                                                     $1,000,000.00 per
                                                     occurrence for damage to
                                                     property

     12. BROKER(S):

                  12.1.    Landlord's Broker:        Colliers International

     13. GUARANTOR(S):                               None

     14. NOTICE:

                  To LANDLORD:

                  BRITIISH PACIFIC PROPERTIES
                  c/o Kohler Kompany
                  5030 Camino de la Siesta, Suite #308
                  San Diego, California 92108
                  Attn:  Bill Kohler

                  To TENANT:

                  Maxim Pharmaceuticals
                  8899 University Center Lane, Suite #400
                  San Diego, CA 92122

     15. EXHIBITS AND ADDENDA:                        Exhibits A through F and
                                                      Addenda 1 are attached to
                                                      this Lease and
                                                      incorporated herein by
                                                      reference.

1.

                  BRITISH PACIFIC CENTRE OFFICE BUILDING LEASE


       This Lease, made at San Diego, California, on the 26th day of June, 1998, between BRITISH PACIFIC PROPERTIES CORPORATION, a California corporation ("Landlord"), and Maxim Pharmaceuticals, a Delaware Corporation ("Tenant"):


                              W I T N E S S E T H:


                           1. PREMISES AND COMMON AREAS

                         1.1. Premises. Landlord hereby leases to Tenant and
                  Tenant hereby leases from Landlord, for the term, at the rental, and upon all of the terms, covenants and conditions set forth herein, those certain premises ("Premises"), described in the Basic Lease Provisions and depicted on the floor plan attached hereto as Exhibit "A," located at 8899 University Center Lane, San Diego, California, including parking facilities, landscaping and appurtenances ("Building"). The Premises, the Building, the Common Areas (defined below) and the land upon which the same are located, are included within the development commonly described as British Pacific Centre ("Project"). Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable, and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

                         1.2. Common Areas. All areas of the Building and the
                  real property in the Project that are provided and designated by the Landlord from time to time for the general, non-exclusive use of Landlord, tenants of the Building and the Project and their respective agents, employees, suppliers, shippers, customers and invitees, including, without limiting the generality of the foregoing, entrances and exits, hallways, stairwells, elevators, restrooms, sidewalks, driveways, parking areas (subject to the right of Landlord or its licensee to control access thereto, and to charge for its use), landscaped areas, and other areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, shall be deemed "Common Areas." The Premises shall include the non-exclusive right to use the Common Areas in common with and subject to the right of other tenants in the Building and the Project, and subject to the rules and regulations established by Landlord.

                         1.3. Common Areas Rules and Regulations. Tenant agrees
                  to abide by and conform to the Rules and Regulations attached hereto as Exhibit "B" with respect to the Project and Common Areas, and to cause its employees, suppliers, shippers, customers and invitees to so abide and conform. Landlord or such other person(s) as Landlord may appoint shall have exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce said Rules and Regulations. Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants of the Project, their agents, employees and invitees. Landlord's rights pursuant to this Paragraph 1.3 shall be subject to the condition that exercise of any of such rights shall not unreasonably interfere with Tenant's use of the Premises.

                         1.4. Condition of Premises

                                        1.4.1. Landlord shall deliver the
                           Premises to Tenant in a clean condition on the Lease Commencement Date (unless Tenant is already in possession) and Landlord warrants to Tenant that the plumbing, lighting, air conditioning, and heating system in the Premises shall be in good operating condition. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, rectify such violation. Tenant's failure to give such written notice to Landlord within thirty
                           (30) days after the Lease Commencement Date or the date that Tenant takes possession of the Premises, whichever is earlier, shall result in the conclusive presumption that Landlord has complied with all of its obligations hereunder, that the Premises are fully completed and are suitable for Tenant's purposes, that the Building and every part of it, including the Premises, are in good and satisfactory condition, and that Tenant waives any defects therein. Notwithstanding any of the foregoing, should a non-compliance with this warranty be of a latent nature, such thirty (30) day time limitation shall not apply, and Landlord shall rectify such non-compliance, at Landlord's sole cost and expense, promptly after receipt of written notice thereof.

                                        1.4.2. Landlord warrants to Tenant that
                           the Premises, in the state existing on the date that the Lease Term commences, but without regard to alterations or improvements made by Tenant or to the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable law or ordinance in effect on the Lease Commencement Date, that would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, rectify such violation.

                                        1.4.3. Except as otherwise provided in
                           this Lease, Tenant hereby accepts the Premises and the Building Project in their condition existing as of the Lease Commencement Date or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Landlord nor Landlord's agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Building Project for the conduct of Tenant's business.

                                        1.4.4. Notwithstanding anything in this
                           Lease to the contrary, Landlord warrants to Tenant that on the commencement of the term hereof, the Premises and any improvements to be constructed by Lessor (a) shall be free from material structural defects, (b) shall comply with all applicable covenants and restrictions of record, statutes, ordinances, codes, rules, regulations, orders, and requirements, including Title 24 of the California Administrative Code and the Americans with Disabilities Act, and (c) are free from contamination by any toxic or hazardous materials (hereafter "Hazardous Materials") which now or hereafter become regulated by any federal, state, or local government, or agency thereof (for purposes of this subclause, the Premises shall be deemed to include the underlying soil and ground water). In the event of a breach of the foregoing warranties, Landlord shall promptly rectify such breach at its sole cost and expense. Landlord also shall protect, indemnify, defend, and hold Tenant harmless from and against any and all liability, loss, suits, claims, actions, costs, and expense (including, without limitation, attorneys' fees) arising from (a) any breach of the foregoing warranties and (b) any contamination of the Premises (including the underlying land and ground water) by any Hazardous Materials, where such contamination was not caused by Tenant. The provisions of this paragraph shall survive the termination of this Lease.

                         1.5. Changes to Common Areas. Landlord shall have the
                  right, in Landlord's sole discretion, from time to time to:
                  (a) make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; provided, however, Landlord shall at all times provide the parking facilities required by applicable law; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) designate other land and improvements outside the boundaries of the Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Project; (d) add additional buildings and improvements to the Common Areas; (e) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and (f) do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Landlord may, in the exercise of sound business judgment deem to be appropriate, and no such changes shall entitle Tenant to any abatement of rent. Landlord's rights pursuant to this Paragraph 1.5 shall be subject to the condition that exercise of any such rights shall not unreasonably interfere with Tenant's use of the Premises or reduce the number of Tenant's parking spaces.

                                     2. TERM

                         2.1. Length of Term. The term of this Lease ("Term")
                  shall be for the Term specified in the Basic Lease Provisions, plus any partial month following the commencement of the Term ("Commencement Date") if such date is other than the first day of a calendar month.

                         2.2. Commencement Date. The Commencement Date shall be
                  the earliest of (a) the date on which Tenant takes possession of or commences business operations upon the Premises or any part thereof ("Lease Commencement Date"); or (b) the date on which Landlord's Work (as described in Section 14 below) is substantially completed as determined by Landlord ("Rental Commencement Date").

                                        2.2.1. Notwithstanding the Scheduled
                           Commencement Date set forth in the Basic Lease Provisions, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof; but in such case, Tenant shall not be obligated to pay rent or perform any other obligations of Tenant under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is delivered to Tenant. If, however, Landlord shall not have delivered possession of the Premises within ninety
                           (90) days following said Scheduled Commencement Date for any reason, other than Tenant's Delays as defined in the Work Letter attached hereto as Exhibit "D," Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, advise Landlord of Tenant's intent to cancel this Lease. Within ten (10) days after its receipt of such notice, Landlord shall submit to Tenant a statement of all costs and expenses incurred or irrevocably committed by Landlord for non-standard improvements to the Premises up to the date of Landlord's receipt of Tenant's notice of intent to cancel. This Lease shall thereafter be canceled, and the parties shall be discharged from all obligations hereunder, if and only if Tenant reimburses Landlord for all such costs and expenses as stated in Landlord's notice within ten (10) days after Tenant's receipt thereof, and Landlord shall thereupon return any money previously deposited by Tenant. If such written notice of intent to cancel by Tenant is not timely received by Landlord, or Tenant's reimbursement for such costs and expenses is not timely received by Landlord, as aforesaid, then in either such event Tenant's right to cancel this Lease hereunder shall terminate and be of no further force or effect.

                                        2.2.2. Possession of the premises shall
                           be deemed delivered to Tenant when (1) the improvements to be provided by Landlord under this Lease are substantially completed, (2) the Building Utilities are ready for use in the Premises, and (3) Tenant has reasonable access to the Premises.

                                        2.2.3. If Tenant occupies the Premises
                           prior to said Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Tenant shall pay rent for such occupancy.

                                     3. RENT

                         3.1. Base Rent. Subject to adjustment as provided in
                  this Lease, Tenant shall pay to Landlord for each full calendar month during the Term the Monthly Base Rent specified in the Basic Lease Provisions and other charges under this Lease. The Monthly Base Rent shall be payable in advance on the first day of each calendar month without any deduction or offset. The Monthly Base Rent for any fractional part of a calendar month at the beginning or end of the term shall be prorated based upon a 30-day month and 360-day year. Payment of Base Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant.

                         3.2. Annual Increase to Base Rent

                                        3.2.1. Cost of Living Adjustment. If
                           Item 5(b)(i) of the Basic Lease Provisions is initialed, the Monthly Base Rent shall be adjusted on each annual anniversary of the Commencement Date to reflect increases, if any, in the cost of living. The adjustment, shall be calculated by reference to the Consumer Price Index of the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers, All Items, for the Los Angeles-Anaheim-Riverside Metropolitan Area (herein referred to as "CPI"). On each such adjustment date, the Monthly Base Rent shall be increased to an amount computed by multiplying the initial Monthly Base Rent by a fraction, the numerator of which is the CPI most recently available and published prior to the anniversary of the Commencement Date for which the annual adjustment is being made, and the denominator of which is the CPI most recently available and published as of the Commencement Date. Notwithstanding the foregoing, in no event shall the Monthly Base Rent be decreased on any such adjustment date.

                                        3.2.2. If the Bureau of Labor Statistics
                           discontinues publication of the CPI, or publishes it less frequently, or alters it in some other manner, then Landlord shall adopt a substitute CPI that reasonably monitors and reflects changes in consumer prices.

                                        3.2.3. Tenant shall continue to pay the
                           rent at the rate previously in effect until the increase, if any, is determined. Within five (5) days following the date on which the increase is determined, Tenant shall make such payment to Landlord as will bring the increased rental current, commencing with the effective date of such increase through the date of any rental installments then due. Thereafter, the rental shall be paid at the increased rate.

                                        3.2.4. Percentage Adjustment. If Item
                           5(b) of the Basic Lease Provisions is initialed, the Monthly Base Rent shall be adjusted on each annual anniversary of the Commencement Date by the percentage increase as set forth in Item 5(b) of the Basic Lease Provisions.

                                        3.2.5. Fixed Adjustment. As per Item
                           5.(2.) Tenant shall pay adjustment on a monthly basis as specifically in the Basic Lease Provisions.


                           3.3.         Additional Rent

                                        3.3.1. In addition to the Monthly Base
                           Rent and other sums to be paid by Tenant to Landlord, Tenant shall pay to Landlord as additional rent the amount by which Tenant's share of Operating Expenses (defined below) for any lease year or part thereof during the term exceeds Tenant's Expense Stop Base, as set forth in the Basic Lease Provisions. Tenant's share of Operating Expenses shall be an amount equal to the product of the Operating Expenses multiplied by Tenant's Operating Expense Percentage specified in the Basic Lease Provisions. For partial lease years during the term, the annual Operating Expenses and Tenant's Expense Stop Base shall be prorated on a daily basis using a 30-day month and 360-day year to determine the amount of additional rent due to Landlord.

                                        3.3.2. Landlord shall be entitled to
                           make an estimate of Operating Expenses projected for each lease year. Landlord shall be entitled to revise such estimate at any time and from time to time during the lease year to increase or decrease the estimate of Operating Expenses. If Landlord notifies Tenant that Landlord's estimate (or any revised estimate) of Operating Expenses would result in an obligation of Tenant to pay additional rent, then upon request by Landlord, Tenant shall pay one-twelfth (1/12) of such estimated additional rent on the first day of each month in advance together with the Monthly Base Rent. If Landlord shall so notify Tenant after the commencement of a lease year, then with the next payment of rent due, Tenant shall also pay to Landlord one-twelfth (1/12) of such estimated additional rent for each month of such lease year which has already elapsed.

                                        3.3.3. Landlord shall provide Tenant
                           with an annual statement showing Tenant's share of the annual Operating Expenses over Tenant's Expense Stop Base, if any, for the prior lease year, together with any proration. Landlord shall use all reasonable efforts to deliver the annual statement within one hundred twenty (120) days after the end of the lease year; provided, however, that failure of Landlord to deliver the annual statement within such period shall not impair or constitute a waiver of Tenant's obligations to pay additional rent or cause Landlord to incur any obligation for damages. If the amount of the additional rent due for the lease year exceeds any amount paid by Tenant as estimated additional rent for such lease year, then Tenant shall pay such excess to Landlord within ten (10) days of receipt of Landlord's statement. If the amounts paid as estimated additional rent for a lease year exceed the amount of Tenant's obligation shown on the annual statement, then Tenant shall be entitled to a credit against monthly installments of estimated additional rent due for the then current year. If no further sums of additional rent are or will become due against which the excess can be credited, then, subject to offset at Landlord's election against other sums owed by Tenant, Landlord shall pay such excess to Tenant within ten (10) days after delivery of the annual statement. All obligations to pay additional rent and/or the obligation of Landlord to credit or reimburse Tenant for any excess payment of estimated additional rent shall survive expiration of the term or earlier termination of this Lease.

                                        3.3.4. Tenant shall have a period of
                           thirty (30) days after delivery of the annual statement of Operating Expenses to question or challenge the amount shown thereon by giving written notice to Landlord specifying the items which are challenged. Tenant waives and relinquishes the right to challenge or object to the amounts shown at any time after expiration of such thirty (30) day period. If Tenant timely challenges any item shown on the annual statement, Tenant shall then have a period of sixty (60) days in which to inspect, during business hours upon reasonable written notice to Landlord at Landlord's office, Landlord's records relating to the challenged item or items. Tenant shall give written notice to Landlord prior to expiration of such sixty
                           (60) days of whether Tenant continues to challenge any of the items originally objected to, in which case a certification as to proper amount shall be made by Landlord's independent certified public accountant, which certification shall be final and conclusive. The cost of such review shall be paid by Tenant, unless such review reveals an error resulting in an overcharge to Tenant of five percent (5%) or more, in which case the cost of such review shall be paid by Landlord. If Tenant fails to review the records or fails to give timely written notice to Landlord that it continues to object, then Tenant shall be deemed to have waived its objection and shall have no further right to challenge or object thereto. Notwithstanding any objection or challenge of Tenant, Tenant shall pay the amount claimed by Landlord to be due as and when provided for herein, pending the resolution of Tenant's objection.

                                        3.3.5. "Operating Expenses" of the
                           Building mean any and all costs and expenses of ownership, operation, management, maintenance and repair of the Building, including the parking facilities and Common Areas. Operating Expenses include, but are not limited to, each of the following costs and expenses:

                                                        3.3.5.1. All costs and
                                    expenses of utilities furnished to the
                                    Building and not separately metered to
                                    individual tenants, including, without
                                    limitation, all costs and expenses
                                    attributable to supply of electrical
                                    service, water and sewage service, natural gas, cable television or other electronic or microwave signal reception, telephone service or other communication, steam, heat, cooling, or any other service which is now or in the future a utility furnished to the Building.

                                                        3.3.5.2. All real
                                    property taxes, which shall include (a) any form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any federal, state, county, city, district or other political subdivision on any interest of Landlord and/or Tenant in the Premises or the Building, including without limitation, the underlying real property and appurtenances;
                                    (b) any fee for services charged by any
                                    governmental agency or quasi-governmental agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems, or other services provided to property owners and residents within the general area of the Building; (c) any governmental impositions allocable to or measured by the area of the Premises or the amount of any rent payable under this Lease, including, without limitation, any tax on gross receipts or any excise tax or other charges levied by any federal, state, county, city, district or other governmental agency or political subdivision with respect to rent or upon or with respect to the possession, leasing, operation, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof; (d) any impositions by any governmental agency on this Lease transaction or with respect to any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; and (e) any increase in any of the foregoing based upon construction of improvements at the Building or changes in ownership (as defined in the California Revenue and Taxation Code) of the Building. Real property taxes shall not include taxes on the Landlord's net income, state franchise taxes or any inheritance, estate or gift taxes.

                                                        3.3.5.3. Operating costs
                                    and common facilities costs, which shall include all costs of managing, operating, maintaining and repairing the Building, including all Common Areas and facilities of the Building. Such costs shall include, without limitation, all expenses for insurance obtained by Landlord (including, without limitation, public liability, contractual liability, property damage, fire and extended coverage, sprinkler damage, theft, malicious mischief and vandalism, flood, rental interruption, boiler and machinery, earthquake, all risk coverage, and other coverages in such amounts as Landlord determines appropriate to carry in connection with ownership and operation of a first class building in San Diego County, California, or such other insurance as may be required by any present or future lender of loans secured by the Building), labor and supplies, license, permit and inspection fees, all assessments and special assessments due to deed restrictions, declarations and/or owners associations which accrue against the Building, the cost of compensation (including employment taxes, similar governmental charges, and fringe benefits) with respect to all persons who perform duties in connection with landscaping, janitorial, painting, window washing and general cleaning services, security services and any other services related to the operation, maintenance or repair of the Building (as well as the cost of all supplies, materials, tools and equipment used in conjunction therewith), costs of clean-up and removal of "Hazardous Materials," "Environmental Conditions" and "Environmental Noncompliance" (in each case as defined in Section 12 hereof) at the Building, the fair market rental value of the Building management office, management fees (at an attributed fair market rate if Landlord itself provides such management services), legal expenses, accounting expenses, and consultant's fees.

                                                        3.3.5.4. If the Building
                                    is not at least 95% occupied during all or a portion of any lease year, then Landlord shall make an appropriate adjustment of the Operating Expenses for such lease year to determine what the Operating Expenses would have been for such year if the Building had been 95% occupied, and the amount so determined shall be deemed to be the amount of the Operating Expenses for such year.

                                                        3.3.5.5. All costs and
                                    expenses for replacements of equipment or improvements that have a useful life of five
                                    (5) years or less, amortized on a straight line basis over such useful life.

                                                        3.3.5.6. All costs and
                                    expenses for operation, management,
                                    maintenance and repair of the parking
                                    facilities.

                                                        3.3.5.7. Any other
                                    service to be provided by Landlord that is elsewhere in this Lease stated to be an "Operating Expense."

                         3.3.6. Operating Expenses shall not include the
                  following costs and expenses:

                                                        3.3.6.1. Depreciation of
                                    the Building.

                                                        3.3.6.2. Payments of
                                    principal and interest on any loans secured by the Building, commissions paid for leasing, construction permits and fees, or costs of alteration of the Building; provided, however, that Operating Expenses shall include the costs of any capital improvements made to the Building for the purpose of reducing Operating Expenses or pursuant to the requirements of any governmental entity, such costs to be amortized over a reasonable period as Landlord shall determine.

                                                        3.3.6.3. Any expenses
                                    paid by Tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party, any other tenant or insurance proceeds.

                                        3.3.7. Additional Rent: Notwithstanding
                           anything in the Lease to the contrary, the following shall not be included within Operating Expenses: (a) leasing commission, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building or Project; (b) the cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant; (c) any depreciation on the Building or Project; (d) costs of a capital nature, including but not limited to capital improvements and alterations, capital repairs, capital equipment, and capital tools as determined in accordance with generally accepted accounting principals; (e) expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupancy of the Building or Project; (f) costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building or Project; (g) Overhead profit increments paid to Landlord's subsidiaries or affiliates for management or other services on or to the Building or Project or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis; (h) all interest, loan fees, and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other payable due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Building); (i) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord; (j) advertising and promotional expenditures; (k) costs of repairs and other work occasioned by fire, windstorm, or other casualty of an insurable nature; (l) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Project, or due to Landlord's negligence or willful misconduct; (m) management fees to the extent they exceed management costs charged for similar facilities in the area and in any event, to the extent they exceed five percent (5%) of all other Operating Expenses; (n) costs for sculpture, paints, or other objects of art (nor insurance thereon or extraordinary security in connection therewith); (o) wages, salaries, or other compensation paid to any executive employees above the grade of building manager; (p) The cost of correcting any building code or other violations which were violations prior to the Commencement Date;
                           (q) The cost of containing, removing, or otherwise remediating any contamination (including the underlying land and ground water) by any toxic or hazardous materials (including, without limitation, asbestos and "PCB's") where such contamination was not caused by Tenant; (r) Any other expense that under generally accepted accounting principles and practice consistently applied would not be considered a normal maintenance or operating expense.

                         3.4. Tenant's Charges. Charges for any services, goods
                  or materials furnished by Landlord at Tenant's request, and charges for services, goods and materials furnished by Landlord as a result of extraordinary uses or demands by Tenant in excess of those typical of other tenants in the Building with general office usage, shall not be included in Operating Expenses but shall be payable by Tenant as additional rent within ten (10) days after Landlord delivers a statement for such services, goods or materials to Tenant.

                         3.5. Late Charges. Tenant hereby acknowledges that late
                  payment by Tenant to Landlord of the Monthly Base Rent, Tenant's share of Operating Expenses or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Project. Accordingly, if any installment of the Monthly Base Rent, Operating Expenses, or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 10% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. Notwithstanding anything to the contrary in the Lease, Landlord will grant one (1) grace period for late rent, provided, after notice from Landlord, Tenant remits the late rental payment within three (3) days of said notice.

                         3.6. Interest on Past Due Obligations. Any amount due
                  from Tenant to Landlord hereunder which is not paid when due shall bear interest at the maximum rate then allowable by law or judgment from the date of notice of delinquency from Landlord. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges to be paid by Tenant under this Lease.

                         3.7. Security Deposit. Tenant shall pay to Landlord,
                  immediately upon execution of this Lease, the sum specified in the Basic Lease Provisions as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. At Landlord's election, if the monthly Base Rent shall from time to time increase during the term of this Lease, Tenant shall, within ten (10) days after request by Landlord, deposit with Landlord additional money as a security deposit so that the total amount of the security deposit held by Landlord shall bear the same proportion to the then current Base Rent as the initial security deposit bears to the initial Base Rent as set forth in the Basic Lease Provisions. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. No trust relationship is created hereby with respect to such security deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to the Tenant (or at the Landlord's option, to the last assignee of Tenant's interests hereunder) at the expiration of the Term, provided that Landlord may retain the security deposit until such time as any amount due from the Tenant in accordance hereof has been determined and paid in full.

                                     4. USE

                         4.1. Permitted Uses. Tenant shall use and occupy the
                  Premises during the Term of this Lease solely for and in accordance with the use specified in the Basic Lease Provisions and for no other use or uses without the prior written consent of Landlord, which consent can be granted or withheld in Landlord's absolute discretion. Tenant shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties.

                         4.2. Prohibited Uses. Notwithstanding any other
                  provision of this Lease, Tenant shall not use the Premises or any part thereof for the purpose of operating an executive, administrative or legal business center providing office space, administrative and support services to sublessees or other users occupying the Premises for general office purposes.

                         4.3. Changes in Use. No change in the restrictions on
                  use of the Premises set forth in this Lease shall be permitted without the prior written consent of Landlord, which consent may be granted or withheld in the sole and absolute discretion of Landlord.

                         4.4. Compliance With Laws. Tenant shall comply with all
                  laws, ordinances, rules and regulations pertaining to the use of the Premises or the Building. Tenant shall maintain the Premises in a clean, safe, sanitary and proper manner and shall pay for any damage to the Premises or to any other part of the Building caused by any negligence, willful act, misuse or abuse by Tenant or any of its agents, employees, licensees or invitees. Tenant shall conduct its business and occupy the Premises, shall not create any nuisance, interfere with, annoy or disturb any other tenant in the Building or Landlord in its management thereof, and shall not injure the reputation of the Building. Tenant agrees to abide by all reasonable rules and regulations established by Landlord from time to time with respect to the Building. A copy of the rules and regulations in existence on the date of this Lease is attached hereto as Exhibit "B," but Landlord reserves the right to amend the rules and regulations at any time by giving notice of amendment to Tenant, if Landlord determines such amendments to be to the best interests of the Building and its tenants. Notwithstanding anything to the contrary contained in this Lease, throughout the term hereof, Tenant shall not be responsible for compliance with any laws, codes, or ordinances where such compliance is not related specifically to Tenant's particular use and occupancy of the Premises. For example, if any governmental authority should require buildings to be structurally strengthened against earthquake, such compliance shall be performed by and at the sole cost of Landlord. Additionally, Landlord's rights pursuant to this Section 4.4 shall be subject to the condition that exercise of any of such rights shall not unreasonably interfere with Tenant's use of the Premises.

                         4.5. Insurance Use Requirements. Tenant shall neither
                  use nor occupy the Premises in any manner, nor commit or omit any act, resulting in a cancellation or reduction of any insurance or increase in premiums on any insurance policy covering the Premises, or the property or Building. Tenant shall, at its expense, comply with all requirements of any insurer pertaining to the use of the Premises and reasonably necessary for maintenance of economic and proper fire, liability and other insurance desired to be carried by Landlord. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for any insurance policy by reason of Tenant's failure to comply with the provisions of this Section.

                5. MAINTENANCE, REPAIR AND ALTERATION OF PREMISES

                         5.1. Maintenance and Repair. Landlord shall repair and
                  maintain the structural and mechanical portions of the Building, including basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, and Landlord shall keep all Common Areas in good, clean and sanitary order, and the costs thereof shall be includable as Operating Expenses; provided, however, that if maintenance and repairs are caused by the act, neglect, or omission of any duty by Tenant, its agents, servants, employees or contractors, then Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Except as provided in Paragraph 8.5, there shall be no abatement of rent or liability to Tenant on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Project or any part thereof. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford to Tenant a right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair. Notwithstanding Landlord's obligation to the keep the Premises in good condition and repair, for that portion of the cost of any maintenance and repair of the Premises or any equipment (wherever located) that serves only Tenant or the Premises, Tenant shall be responsible for payment of the cost thereof to Landlord as additional rent to the extent such cost is attributable to causes beyond normal wear and tear. Tenant shall be responsible for the cost of repairing or replacing any Premises improvements that are not ordinarily a part of the Building or that are above then Building Standards. Landlord may, at its option, upon reasonable notice, elect to have Tenant perform any maintenance or repair, the cost of which is Tenant's responsibility hereunder. Notwithstanding the provisions of
                  Section 5.1, if Landlord fails to perform its maintenance and repair obligations hereunder within a reasonable time, and, as a consequence, Tenant's use of the Premises is substantially impaired, Tenant shall have the right to cause such repair or maintenance to be performed at Landlord's expense and to deduct the costs thereof, together with interest thereon at the highest rate permitted by law, from the rent payable to Landlord.

                         5.2. Alterations. Tenant shall make no alterations,
                  additions or improvements to the Premises (whether structural or non-structural) without Landlord's prior written consent, which consent may be withheld for any reason. If any alteration, addition or improvement is made by Tenant without such consent, Landlord shall have the right to require Tenant to remove the same at any time during the Term. If Tenant shall request Landlord's consent for any alterations, additions or improvements, then Tenant shall submit detailed plans, specifications and an itemized budget for making such alterations, additions or improvements. Landlord may impose any conditions to any consent as Landlord shall in its discretion deem to be necessary or advisable, including without limitation the hours when work may be performed. Any approved alteration, addition or improvement shall be made only by contractors or mechanics approved by Landlord. Tenant shall provide Landlord with as-built plans and specifications for any alterations, additions or improvements. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations, permits and requirements of any insurance rating bureau used by insurers selected to carry Landlord's insurance, and of any similar body. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanics or materialmen's lien against the Premises or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend and protect itself, Landlord, and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. In addition, Landlord may require Tenant to pay Landlord's attorneys' fees and costs in participating in such action if Landlord shall decide it is to its best interest to do so. Before commencing any work, Tenant shall give Landlord at least ten
                  (10) days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for said work and such other comprehensive general public liability insurance, builders risk insurance, and other such insurance coverages so as to protect the insurable interests of Landlord, Tenant, contractors and subcontractors in amounts and on forms as may be requested by Landlord. Landlord may enter upon the Premises, in such case, for the purpose of posting appropriate notices, including, but not limited to, notices of non-responsibility.

                         5.3. Condition on Termination. On the last day of the
                  Term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. Landlord may require the removal of any or all alterations, additions or improvements made by Tenant prior to the termination of the Lease and restoration of the Premises and the Project to their prior condition (i.e., the condition as of the Commencement
                  Date), at Tenant's expense. All alterations, additions and improvements which Landlord does not require Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon termination of the Lease. Other than personal property, in no event shall Tenant remove any materials or equipment from the Premises without Landlord's prior written consent, including, but not limited to, any power wiring or power panels, lighting or lighting fixtures, wall coverings, window coverings, carpets, other floor coverings, heaters, air conditioners or any other heating or air conditioning equipment, fencing or security gates or other similar Building operating equipment and decorations. Notwithstanding the provisions of Section 5.3, Tenant shall not be required to remove any alterations, additions, improvements or utility installations for which Tenant has obtained Landlord's consent, unless Landlord has indicated at the time of granting such consent, that such removal will be required at the end of the Lease Term.

                           6. UTILITIES AND SERVICES.

                         6.1. Utilities and Services Furnished by Landlord.
                  Provided that Tenant is not in default under this Lease, Landlord agrees to furnish or cause to be furnished to the occupied portion of the Premises the utilities and services described in Exhibit "C."

                         6.2. Utilities and Services Furnished by Tenant. Tenant
                  shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Tenant, together with any taxes thereon.

                         6.3. Interruption of Service. Unless due to Landlord's
                  gross negligence or willful misconduct, Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished to the Premises and no such failure or interruption shall entitle Tenant to terminate this Lease, or to an abatement of the Monthly Base Rent, additional rent or other charges due hereunder.

                           7. INSURANCE AND INDEMNITY

                         7.1. Tenant's Liability Insurance. Tenant shall carry
                  at its own expense throughout the term of this Lease, commercial general liability insurance covering the Premises and appurtenant areas, and Tenant's use thereof, and protecting Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured - Managers or Lessors of Premises" Endorsement and shall contain the "Amendment of Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. Such insurance shall also cover Tenant's contractual liability under this Lease in an amount periodically adjusted as hereinafter provided to conform to then current standard business practices for comparable business operations, but in no case less than the amounts shown in the applicable Basic Lease Provisions. The liability limit of such insurance shall not, however, limit Tenant's liabilities assumed under this Lease. Tenant shall keep in full force and effect a policy or policies of worker's compensation insurance as required by law, and with employer's liability coverage for bodily injury by accident of not less than $3,000,000 for each accident, and for bodily injury by disease of not less than $3,000,000 for each employee and for the policy limit. If required by Landlord, then the amounts of general liability and employer's liability insurance shall be increased from time to time (but in no event more frequently than once every three (3) years) to an amount reasonably determined by Landlord as may be required, given the then current economic conditions and the size of damage awards generally, to approximate the same level of protection as was provided on the Commencement Date.

                         7.2. Tenant's Casualty Insurance. Tenant shall, at
                  Tenant's expense, obtain and keep in force during the term of this Lease, replacement cost, fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Tenant's personal property, fixtures, equipment and Tenant improvements. Tenant agrees that all personal property of whatever kind, including, without limitation, inventory and/or goods stored at or about the Premises, Tenant's trade fixtures and Tenant's interest in tenant improvements which may be at any time located in, on or about the Premises or the Building, whether owned by Tenant or third parties, shall be at Tenant's sole risk or at the risk of those claiming through Tenant, and that Landlord shall not be liable for any damage to or loss of such property except for loss or damage arising from or caused by the sole gross negligence of Landlord or any of Landlord's officers, employees, agents or authorized representatives acting within the scope of their authority.

                         7.3. Form of Insurance Policies. Insurance required
                  hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by any lender having a lien on the Premises, as set forth in the most current issue of "Bests Insurance Guide." Tenant shall not do or permit to be done anything which shall invalidate any insurance policy referred to in this Paragraph 7. Tenant shall provide Landlord with copies of insurance policies or certificates of insurance prior to the Commencement Date of the Lease and shall provide to Landlord copies of replacement policies at least ninety
                  (90) days prior to the date of expiration of a policy. A binder or certificate of insurance shall be sufficient evidence of insurance pending issuance of a policy; provided, however, that Tenant shall forward a copy of each policy to Landlord when issued. Such insurance policies shall be on forms reasonably acceptable to Landlord and shall be on an occurrence basis. Such insurance shall name Landlord, any management agent from time to time designated by Landlord, any lender of Landlord as additional insureds, and shall provide that coverage of additional insureds shall be primary and that any insurance maintained by Landlord shall be excess only. Such insurance shall provide that the interests of Landlord, Tenant and other insureds shall be severable such that the act or omission of one insured shall not avoid or reduce the coverage of other insureds. Such insurance shall contain endorsements (a) stating that the insurer agrees to notify Landlord in writing not less than thirty (30) days in advance of modification or cancellation thereof, (b) deleting any employee exclusion on personal injury coverage, (c) including employees as additional insureds, (d) deleting any exclusion from liability caused by serving alcoholic beverages incidental to Tenant's business, and (e) providing for coverage for employer's non-owned automobile liability. Failure of Tenant to maintain insurance coverages required by this Lease for any time period during the Term or failure of Tenant to deliver evidence of insurance or copies of policies shall be material defaults under this Lease.

                         7.4. Landlord Insurance. Landlord shall carry such
                  insurance with respect to the Building, of the type and amounts as Landlord, in its sole discretion, shall deem reasonably appropriate. The cost of any such insurance shall be includable as Operating Expenses pursuant to
                  Section 3.3 above. If Tenant fails to maintain, or to provide Landlord with, evidence of the required insurance coverages, Landlord shall have the right, but not the obligation, to obtain such insurance coverages on Tenant's behalf. The cost of such insurance coverages shall be deemed additional rent payable by Tenant to Landlord upon demand.

                         7.5. Waiver of Liability of Landlord. Except in the
                  event of Landlord's sole gross negligence, Tenant hereby agrees that Landlord shall not be liable for (a) injury to Tenant's business or any loss of income therefrom, (b) loss of or damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises or the Project, or (c) injury to the person of Tenant, Tenant's employees, agents, contractors, invitees, customers, or any other person in or about the Premises or the Project, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, from indoor air pollution, electromagnetic radiation or other conditions associated with the so-called "sick building syndrome," or from any other cause, whether damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places appurtenant to the Premises and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant, or user of the Project, nor from the failure of Landlord to enforce the provisions of any other lease of any other tenant of the Project.

                         7.6. Indemnification. Tenant shall indemnify and
                  save harmless Landlord from and against any and all liability, liens, claims, demands, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or relating to Tenant's use, occupancy, management or control of the Premises or Tenant's operations, conduct or activities in the Project. Landlord shall indemnify and save harmless Tenant from and against any and all liability, liens, claims, demands, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or relating to a breach of Landlord of its obligations to Tenant pursuant to this Lease, or the gross negligence or willful misconduct of Landlord.

                         7.7. Waiver of Subrogation. Tenant and Landlord each
                  hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease shall be endorsed to so provide.

                            8. DAMAGE OR DESTRUCTION.

                         8.1.  Definitions

                                        8.1.1. "Premises Damage" shall mean that
                           the Premises are damaged or destroyed to any extent.

                                        8.1.2. "Building Partial Damage" shall
                           mean that the Building of which the Premises are a
                           part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the Building.

                                        8.1.3. "Building Total Destruction"
                           shall mean that the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

                                        8.1.4. "Project Total Destruction" shall
                           mean that the Project (as defined in paragraph 1.1) is damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Cost of the Project.

                                        8.1.5. "Insured Loss" shall mean damage
                           or destruction caused by an event required to be covered by the insurance described in Section 7. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

                                        8.1.6. "Replacement Cost" shall mean the
                           amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the occurrence of the damage, excluding all improvements made by tenants, other than those installed by Landlord at Tenant's expense.

                         8.2.1.        Premises Damage; Premises Building
                                       Partial Damage

                                        8.2.1.  Insured Loss. Subject to the
                           provisions of paragraphs 8.4 and 8.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Building Partial Damage, then Landlord shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Landlord's expense, repair such damage (but not Tenant's fixtures, equipment or tenant improvements originally paid for by Tenant) to its condition existing at the time of the damage, and this Lease shall continue in full force and effect.

                                        8.2.2. Uninsured Loss. Subject to the
                           provisions of paragraphs 8.4 and 8.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Building Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expenses), which damage prevents Tenant from making any substantial use of the Premises, Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event Tenant shall have the option to repair the damage at Tenant's expense. If Tenant does not choose to make such repairs, event this Lease shall terminate as of the date of the occurrence of such damage.

                         8.3. Building Total Destruction; Project Total
                  Destruction. Subject to the provisions of paragraphs 8.4 and 8.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls in the classifications of either (i) Building Total Destruction, or (ii) Project Total Destruction, then Landlord may at Landlord's option either (i) repair such damage or destruction as soon as reasonably possible at Landlord's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, but not Tenant's fixtures, equipment or tenant improvements, and this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

                         8.4. Damage Near End of Term

                                        8.4.1. Subject to paragraph 8.4.2, if at
                           any time during the last twelve (12) months of the term of this Lease there is substantial damage to the Premises, Landlord or Tenant may cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other within thirty (30) days after the date of occurrence of such damage.

                                        8.4.2. Notwithstanding paragraph 8.4.1,
                           in the event that Tenant has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Tenant shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Damage during the last twelve (12) months of the term of this Lease. If Tenant duly exercises such option during said twenty
                           (20) day period, Landlord shall, at Landlord's expense, repair such damage, but not Tenant's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option during said twenty (20) day period, then Landlord may at Landlord's option terminate and cancel this Lease as of the expiration of said twenty
                           (20) day period by giving written notice to Tenant of Landlord's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

                         8.5.  Abatement of Rent; Tenant's Remedies

                                        8.5.1. In the event Landlord repairs or
                           restores the Building or Premises pursuant to the provisions of Section 8, and any part of the Premises are not useable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Tenant's Share of Operating Expenses) for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence of Tenant, and (2) such abatement shall only be to the extent of the pro-rata share of the Premises that is adversely affected. Except for said abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration, unless caused by Landlord's gross negligence or willful misconduct.

                                        8.5.2. If Landlord shall be obligated to
                           repair or restore the Premises under the provisions of this Section 8 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Tenant may, at any time prior to the commencement of such repair or restoration, give written notice to Landlord and to any lenders of which Tenant has actual notice of Tenant's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Tenant gives such notice to Landlord and such lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Landlord or a lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

                                                        8.5.2.1. Notwithstanding
                                    anything to the contrary in Paragraph 15:
                                    (a) If Landlord is required to or elects to repair or restore the Premises, Landlord shall notify Tenant within thirty (30) days of the date of such casualty, and such notice shall specify Landlord's architect's or engineer's reasonable estimate as to the time required to repair or restore the Premises; (b) If, in the reasonable opinion of Landlord's architect or engineer, the Premises will take longer than one hundred and twenty (120) days to repair or restore, Tenant may, notwithstanding Landlord's election to rebuild, terminate this Lease by written notice to Landlord within five (5) days after Tenant's receipt of Landlord's notice. Such termination shall be effective thirty (30) days after the giving of Tenant's notice; (c) If Landlord fails to repair or restore the premises (including reasonable means of access thereto) within a period which is thirty (30) days longer than the period stated in Landlord's notice to Tenant as the estimated rebuilding period,
                                    Tenant, at any time thereafter until such rebuilding is completed, may terminate this Lease by delivering written notice to Landlord of such termination, in which event this Lease shall terminate as of the date of the giving of such notice. (d) Subject to Tenant's right of termination pursuant to subparagraph (b) above, if the casualty to the Premises or the Building is due to Landlord's negligence or willful misconduct, Landlord shall be obligated to rebuild or restore the same notwithstanding any insufficiency of insurance proceeds. (e) Lessee's rights to termination hereunder shall be in addition to its right of termination under Section 8.5.2 of this Lease.

                                        8.5.3. Tenant agrees to cooperate with
                           Landlord in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

                         8.6. Termination-Advance Payments. Upon termination
                  of this Lease pursuant to Section 8, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not theretofore been applied by Landlord.

                         8.7. Waiver. Landlord and Tenant waive the provisions
                  of any statute which relates to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

                         8.8. Insurance Limitation. Notwithstanding anything
                  else to the contrary contained in this Section 8, Landlord shall have no obligation to pay for the repair or restoration of damage or destruction to the Premises caused by fire or other casualty more than the amount of the insurance proceeds payable for the benefit of Landlord by reason of such damage or destruction, plus any amounts actually paid by Tenant as required in this Section 8 for the excess of the cost of reconstructing tenant improvements over the original cost of such tenant improvements paid initially by Landlord. If the sum of such insurance proceeds, plus the amount so paid by Tenant, are not sufficient to cover the cost of such repairs, then Landlord may elect to so repair or restore and the Lease shall continue in full force and effect, or Landlord may elect not to repair or restore and the Lease shall then terminate. Landlord and Tenant waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

                                    9. TAXES.

       Tenant shall pay all taxes and license fees levied, assessed or imposed by reason of Tenant's use of the Premises, and all taxes on Tenant's trade fixtures, furnishings, equipment and all other personal property located on the Premises. If any of Tenant's personal property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property. Landlord shall pay all property taxes or assessments applicable to the Project, subject to reimbursement by Tenant of Tenant's share of such taxes in accordance with the provisions of Section 3.3.

                          10. ASSIGNMENT AND SUBLETTING.

                         10.1. Prohibition of Assignment or Sublet. Except as
                  otherwise provided herein, Tenant shall not assign, transfer, mortgage or otherwise encumber, voluntarily or by operation of law, this Lease or any interest hereof, or sublet the Premises or any portion thereof, or permit any other person to occupy the Premises or any portion thereof without the express written consent of Landlord, which consent may not be unreasonably withheld and shall, in any event, be subject to the provisions of Section 10.2 below. Consent to one assignment or subletting shall not constitute a waiver of this provision or consent to any further assignment or subletting. Tenant shall reimburse Landlord for any reasonable costs and expenses, including but not limited to legal expenses, incurred by Landlord in connection with its review of any proposed assignment or subletting, whether or not Landlord gives its consent. No assignee for the benefit of creditors, trustee in bankruptcy or purchaser at any execution sale, shall have the right to possess or occupy the Premises or any part thereof, or claim and right hereunder or assignment. For the purposes of this Lease, provided that the use of the Premises does not change, an assignment and sublet shall not be deemed to include any transfer, assignment or subletting of the Premises (or any portion thereof) to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which result from a merger of, reorganization of or consolidation with Tenant; or to any entity which acquires substantially all of the assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises; nor shall assignment or sublet include the transfer or sale of stock, or the transfer of the beneficial ownership or effective voting control of Tenant from the person(s) having effective voting control as of the date of Tenant's execution of this Lease, where such transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant.

                         10.2. Procedure for Consent. In the event Tenant wishes
                  to sublet or assign the Premises, or any portion thereof, the following procedure shall apply:

                                        10.2.1. Tenant shall submit in writing
                           to Landlord the name of the proposed subtenant or assignee, the nature of the business to be carried on the Premises, a copy of the proposed sublease or assignment, including all terms and conditions thereof, and such reasonable financial information regarding such subtenant or assignee as Landlord shall request;

                                        10.2.2. At any time within thirty (30)
                           days of Landlord's receipt of the information specified in Section 10.2, Landlord may, by written notice to Tenant, elect either to (a) consent to the subletting or assignment of the Premises upon the same terms and conditions as those offered to the proposed subtenant or assignee; (b) terminate this Lease with respect to the portion of the Premises proposed to be subleased or assigned, with a proportionate abatement of rent payable hereunder;
                           (c) consent to such subletting or assignment, in which event such consent shall be conditioned upon the agreement by Tenant to pay over to Landlord the amount by which any rent or other consideration received by Tenant from subtenant or assignee exceeds the amount of rent payable by Tenant to Landlord pursuant to this Lease as offset by Tenant's costs of subletting; or (d) withhold Landlord's consent.

                         10.3. Continuing Obligation of Tenant. No transfer,
                  even with the consent of Landlord, shall release Tenant of its obligation to pay the rent and to perform all other obligations of Tenant hereunder. Neither a delay in the approval or disapproval of an assignment or subletting, nor the acceptance by Landlord of any payment due hereunder from any source other than Tenant shall be deemed a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting. If Tenant's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Landlord's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof. In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including the subtenant, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord or Tenant. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

                         10.4. Landlord's written consent to any assignment or
                  subletting of the Premises by Tenant shall not constitute an acknowledgment that no Default then exists under this Lease of the obligations to be performed by Tenant, nor shall such consent be deemed a waiver of any then existing Default, except as may be otherwise stated by Landlord at the time.

                         10.5. The discovery of the fact that any financial
                  statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false or misleading shall, at Landlord's election, render Landlord's said consent null and void.

                         10.6. Additional Terms. The following terms and
                  conditions shall apply to any subletting by Tenant of all or any of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein.

                                        10.6.1. Tenant hereby assigns and
                           transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease of all or any portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply the same toward Tenant's obligations under this Lease; provided, however, that until a Default (as defined in Section
                           11) shall occur in the performance of Tenant's obligations under this Lease, Tenant may collect and enjoy rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a sublease, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease. Subtenant shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against said subtenant, or until the Default has been cured, against Landlord, for any such rents and other charges so paid by said subtenant to Landlord.

                                        10.6.2. In the event of a default by
                           Tenant in the performance of its obligations under this Lease, Landlord at its option and without any obligation to do so may require any subtenant to attorn to Landlord in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit previously paid by the subtenant to such sublandlord (unless such prepaid rents or security deposit have been delivered to Landlord) or for any other prior defaults of such sublandlord under such sublease.

                                        10.6.3. Any matter or thing requiring
                           the consent of the sublandlord under a sublease shall also require the consent of Landlord herein.

                                        10.6.4. No subtenant shall further
                           assign or sublet all or any part of the premises without Landlord's prior written consent.

                         10.7. Excess Rent. Notwithstanding any other
                  provision of Section 10 to the contrary, if the consideration Tenant receives for any assignment, sublease or transfer exceeds the rent payable under this Lease for the same period and portion of the Premises, the excess shall be immediately due and payable by Tenant to Landlord as additional rent under this Lease as offset by Tenant's costs of subletting.

                         10.8. No Merger. No merger shall result from
                  Tenant's sublease of the Premises under this Section 10, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder.

                                  11. DEFAULT.

                         11.1. Default by Tenant. The occurrence of any one or
                  more of the following events shall constitute a material Default of this Lease by Tenant:

                                        11.1.1. The vacation or abandonment of
                           the Premises by Tenant. Vacation of the Premises shall include the failure to occupy the Premises for a continuous period of thirty (30) days or more, whether or not the rent is paid.

                                        11.1.2. The failure by Tenant to make
                           any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to applicable unlawful detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subsection.

                                        11.1.3. The failure by Tenant to observe
                           or perform any of the express or implied covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than that referenced in subsection 11.1.2 above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Tenant under applicable unlawful detainer statutes.

                                        11.1.4. The making by Tenant of a
                           general assignment for the benefit of creditors; (b) Tenant's becoming a "debtor" as defined in 11 U.S.C. ss.101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (c) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored within thirty (30) days; or (d) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this subsection 11.1.4 is contrary to any applicable law, such provision shall be of no force or effect.

                                        11.1.5. The discovery by Landlord that
                           any financial statement given to Landlord by Tenant, or is successor in interest or by any guarantor of Tenant's obligation hereunder was materially false or misleading.

                                        11.1.6. If the performance of Tenant's
                           obligations under this Lease is guaranteed: (a) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (b) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (c) a guarantor's refusal or inability to honor the guarantee, or (d) a guarantor's breach of its guarantee obligation, and Tenant's failure within sixty (60) days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the guarantors that existed at the time of execution of this Lease.

                         11.2. Landlord's Remedies. In the event of any
                  material Default of this Lease by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

                                        11.2.1. Terminate Tenant's right to
                           possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all reasonable damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; that portion of the leasing commission paid by Landlord pursuant to Section 27 applicable to the unexpired term of this Lease.

                                        11.2.2. Maintain Tenant's right to
                           possession in which case this Lease shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                                        11.2.3. Pursue any other remedy now or
                           hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

                                        11.2.4. The expiration or termination of
                           this Lease and/or the termination of Tenant's right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Tenant's occupancy of the Premises.

                         11.3. Inducement, Recapture and Effect of Breach.
                  Any agreement by Landlord for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Tenant's full and faithful performance of all the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the term hereof as the same may be extended. Upon the occurrence of a breach of this Lease by Tenant, as defined in paragraph 11.1, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, as though it had never been a part hereof, and any rent, other charge, bonus, inducement, or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord as additional rent due under this Lease, notwithstanding any subsequent cure of said breach by Tenant. The acceptance by Landlord of rent or the cure of the breach which initiated the operation of this paragraph shall not be deemed a waiver by Landlord of the provisions of this paragraph unless specifically so stated in writing by Landlord at the time of such acceptance.

                         11.4. Right of Landlord to Re-Enter. In the event of
                  any termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Premises, and any personal property of Tenant may be removed from the Premises and stored in any public warehouse at the risk and expense of Tenant.

                         11.5. Default by Landlord. Landlord shall not be in
                  default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofor been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently pursues the same to completion.

                            12. ENVIRONMENTAL MATTERS.

                         12.1.  Definitions. For purposes of this Section 12:

                                        12.1.1. With the exception of standard
                           office products "Hazardous Materials" means any product, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (a) potentially injurious to the public health, safety or welfare, the environment or Premises, (b) regulated or monitored by any governmental authority, or (c) a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Materials include, but are not limited to, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "pollutants," "contaminants," "chemicals known to the State to cause cancer or reproductive toxicity," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), 42 U.S.C. ss. 9601 et seq.; the Hazardous Substances Account Act ("HSAA"), California Health and Safety Code ss. 25300 et seq.; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. ss. 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 9601 et seq.; the Hazardous Waste Control Law ("HWCL"), California Health and Safety Code ss. 25100 et seq.; the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code ss. 25249.5 et seq.; the Porter-Cologne Water Quality Control Act ("Porter-Cologne"), California Water Code ss. 13000 et seq.; the Clean Water Act ("CWA"), 33 U.S.C. ss. 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; the Clean Air Act ("CAA"), 42 U.S.C. ss. 7401 et seq.; the California Air Pollution Control Law, California Health and Safety Code ss. 39000 et seq.; and in the plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar laws, regulations, rule or ordinance now or hereafter in effect (collectively the "Environmental Laws"); and any other substances, constituents or wastes subject to environmental regulations under any applicable federal, state or local law, regulation or ordinance now or hereafter in effect.

                                        12.1.2. "Environmental Conditions" means
                           conditions of the environment, including the ocean, natural resources (including flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or the ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Materials by Tenant or Tenant's successors in interest, agents, representatives, employees or independent contractors. With respect to claims by employees, Environmental Conditions also includes the exposure of persons to Hazardous Materials within a workplace.

                                        12.1.3. "Environmental Noncompliance"
                           includes, without limitation: (1) the release or threatened release of any Hazardous Materials into the environment, any storm drain, sewer, septic system or publicly owned treatment works, in violation of any effluent or emission limitations, standards or other criteria or guidelines established by any federal, state or local law, regulation, rule, ordinance, plan or order; (2) any noncompliance of physical structure, equipment, process or facility with the requirements of building or fire codes, zoning or land use regulations or ordinances, conditional use permits and the like; (3) any noncompliance with federal, state or local requirements governing occupational safety and health; (4) any facility operations, procedures, designs, etc. which do not conform to the statutory or regulatory requirements of the CAA, the CWA, the TSCA, the RCRA, the HSAA, the HWCL, Porter-Cologne or any other Environmental Laws intended to protect public health, welfare and the environment; (5) the failure to have obtained permits, variances or other authorizations necessary for the legal operation of any equipment, process, facility or any other activity; (6) the operation of any facility or equipment in violation of any permit condition, schedule of compliance, administrative or court order and the like.

                                        12.1.4. "Claims" shall include, without
                           limitation; claims, demands, suits, causes of action for personal injury or property damage (including any depreciation of property values, lost use of property, consequential damages arising directly or indirectly out of Environmental Conditions); actual or threatened damages to natural resources; claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, response or remedial actions under CERCLA, RCRA, HSAA, RCRA or other Environmental Laws; a requirement to implement "corrective action" pursuant to any order or permit issued pursuant to RCRA; claims for restitution, contribution or equitable indemnity from third parties or any governmental agency; fines, penalties, liens against property; claims for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts; and, with regard to any present or former employees, exposure to or injury from Environmental Conditions.

                                        12.1.5. "Expenses" shall include any
                           liability, loss, cost or expense including, without limitation, costs of investigation, cleanup, remedial or response action, the costs associated with posting financial assurances for the completion of response, remedial or corrective actions, the preparation of any closure or other necessary or required plans or analyses, or other reports or analyses submitted to or prepared by regulating agencies, including the cost of health assessments, epidemiological studies and the like, retention of engineers and other expert consultants, legal counsel, capital improvements, operation and maintenance testing and monitoring costs, power and utility costs and pumping taxes or fees, and administrative costs incurred by governmental agencies.

                         12.1.6. Legal Requirements. Legal requirements shall
                  mean all present and future laws (including but not limited to environmental laws) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to the Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair, or restoration of the Premises, even if compliance therewith necessitates structural changes within the Premises or results in interference with the use or enjoyment of the leased Premises. Tenant shall at its expense comply with and conform to all legal requirements including all applicable environmental laws.

                         12.3. Environmental Indemnification By Tenant.
                  Tenant agrees to indemnify, defend by counsel acceptable to Landlord, and hold harmless Landlord, its subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees, shareholders, representatives and agents, from and against and in respect of any and all Claims, damages (including, without limitation, diminution in value), losses, liabilities and Expenses, lawsuits, deficiencies, interest, penalties, attorneys' fees and all amounts paid in defense or settlement of the foregoing whether or not arising out of third-party claims, which may be imposed upon or incurred by Landlord or asserted against Landlord by any other party or parties (including Governmental Entities), in connection with any Environmental Conditions or the remediation of any Environmental Conditions (whether now known or hereafter discovered), or any Environmental Noncompliance arising out of, resulting from, or attributable to, the assets, business, or operations of Tenant at the Premises, including without limitation any Claims, Expenses, losses, liabilities, etc. resulting from the alleged exposure of any person to Environmental Conditions, provided that such Environmental Conditions or exposure resulted from activities of Tenant or Tenant's agents, representatives, employees or independent contractors. Tenant's obligations pursuant to this Section shall exist regardless of whether Landlord is alleged or held to be strictly and/or jointly and severally liable.

                                        12.3.1. Landlord shall defend,
                           indemnify, and hold Tenant harmless from and against any and all liability, damages, loss, suits, claims, actions, costs and expenses, including without limitation any attorneys' fees, arising from any contamination of the Premises (including the underlying ground water and land) by any Hazardous Materials, where such contamination was not caused by Tenant or Tenant's agents, representatives, employees or independent contractors. Landlord warrants that as of the commencement of this Lease to the best of his knowledge the Premises are free from contamination by any Hazardous Materials. The provisions of this paragraph shall survive the termination of this Lease.

                         12.4. Tenant's Remedial Action Responsibility

                                        12.4.1. It Tenant knows, or has
                           reasonable cause to believe, that a Hazardous Material or Environmental Condition (other than previously consented to by Landlord) has come to be located in, on, under or about the Premises, Tenant shall immediately notify Landlord in writing of the condition.

                                        12.4.2. In the event that Environmental
                           Noncompliance and/or Environmental Conditions resulting from the activities of Tenant or Tenant's agents, representatives, employees or independent contractors is discovered or alleged to exist at the Premises subsequent to the date hereof, Tenant will pay all reasonable costs incurred by Landlord in defending and correcting the conditions which constitute Environmental Noncompliance and/or Environmental Conditions.

                                        12.4.3. Tenant shall be exclusively
                           responsible for the integrity of all facilities at the Premises which handle, treat, store, recycle or dispose of Hazardous Materials. Any incident following the date hereof which results in an actual or threatened release of Hazardous Materials into the environment, or which results or may result in any Environmental Conditions or Environmental Noncompliance, or which contributes or may contribute to known or unknown Environmental Conditions or Environmental Noncompliance, shall be included in Tenant's indemnification obligations to Landlord under this Article.

                         12.5. Inspection Rights. Landlord shall have the
                  right to enter and inspect the Premises and the business operations of Tenant, upon reasonable notice and in a manner so as not to interfere unreasonably with the conduct of Tenant's business, to investigate the possibility of any Environmental Condition or Environmental Noncompliance at the Premises. Landlord may exercise this right at its sole discretion. During such inspection, Landlord shall have the right to take such samples and conduct such tests as it may determine in its sole discretion to be necessary or advisable. The incurrence by Landlord of any expense under the provisions of this Section 12.4 shall not impair any claim for indemnification Landlord may have under the provisions of this Section 12.

                         12.6. Survival of Article. The provisions of this
                  Section 12 shall survive, and remain in full force and effect after, the termination or expiration of this Lease.

             13. LANDLORD'S RIGHT TO ENTRY AND TO RELOCATE PREMISES.

       Landlord and Landlord's agents have the right to enter the Premises at any and all reasonable times to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building, all without such entry constituting any actual or constructive eviction of Tenant and without abatement of rent. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that Landlord shall use reasonable efforts to minimize interference with the business of Tenant. Landlord may at any time, place on or about the Premises or the Building any ordinary "For Sale" signs, and Landlord may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. Tenant hereby waives any claim for damages, for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises. Landlord's rights pursuant to this Section 13.1 shall be subject to the condition that exercise of any of such rights shall not unreasonably interfere with Tenant's use of the Premises.

                          14. CONSTRUCTION OF PREMISES

       As promptly as may be reasonably possible, subject to delays arising from causes beyond Landlord's reasonable control, Landlord shall commence and complete such work ("Landlord's Work"), if any, as shall be necessary to complete the construction of the Premises in conformity with the description of Landlord's Work set forth in Exhibit "D" attached hereto. Landlord's Work in the Premises shall be in conformity with Exhibit "D," and Landlord's Work shall be deemed approved by Tenant in all respects when Tenant occupies the Premises, except as to items which are not completed or do not conform to Exhibit "D" and as to which Tenant shall give Landlord written notice of Tenant's reasonable disapproval within ten (10) days after Tenant occupies the Premises. It is acknowledged and agreed that there shall be no Landlord's Work with respect to the Premises except as set forth in Exhibit "D".

                                    15. SIGNS

       Tenant shall not place any sign upon the Premises or the Project without Landlord's prior written consent. Under no circumstances shall Tenant place a sign on any roof of the Project, or upon or visible from the Common Areas or the exterior of the Building other than as specified in the Addendum, Section 15, of this Lease Agreement.

                                  16. SECURITY.

       Tenant acknowledges that it has been advised by Landlord to satisfy itself with respect to the condition of the Premises from a security standpoint. Tenant has made such an investigation as it deems necessary with reference to security matters. Tenant expressly assumes all responsibility for the protection of the Premises, Tenant, its employees, agents, invitees, contractors and their property from the acts of third parties.

                               17. EMINENT DOMAIN

       If the Premises or any portion thereof or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power, this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Tenant's share of Operating Expenses shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of taking by condemnation of any part of the Premises or the Project. Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's trade fixtures, removable personal property or for damages for cessation or interruption of Tenant's business.

       In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair.

                                18. SUBORDINATION

       Subject to a receipt of a non-disturbance agreement to Tenant, this Lease and any Option granted hereby shall be, at Landlord's option, either superior or subordinate to any mortgage or deed of trust that may exist or hereafter be placed upon the Building or any part thereof and to any and all advances to be made thereunder and to the interest thereon and to all renewals, replacements and extensions thereof. Subject to a receipt of a non-disturbance agreement to Tenant, Tenant shall, upon written demand by Landlord, execute such instruments as may be required at any time and, from time to time, to subordinate the rights and interests of Tenant under this Lease to the lien of any such mortgage or deed of trust, or, if requested by Landlord, to subordinate any such mortgage or deed of trust to this Lease. Provided, however, that Tenant shall, in the event any proceedings are brought for the foreclosure of any such mortgage or deed of trust, attorn to the purchaser upon foreclosure sale or sale under power of sale, and shall recognize such purchaser as Landlord under this Lease.

                            19. ESTOPPEL CERTIFICATE

       Provided the information contained therein is true, Tenant shall at any time and, from time to time, upon not less than fifteen (15) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rent and any other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant's knowledge, any uncured default on the part of Landlord, or specifying such defaults if any are claimed, and (c) containing any other information that Landlord may reasonably require. Any such statement may be relied upon conclusively by any prospective purchaser or encumbrancer of the Building. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification, except as may be represented by Landlord, (b) that there are no uncured defaults in Landlord's performance, (c) that not more than one month's rent has been paid in advance, and (d) that any other information included in such statement by Landlord is true and correct.

                               20. ATTORNEYS' FEES

       If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to reasonable attorneys' fees to be paid by the losing party as fixed by the court in the same or a separate suit, and whether or not such action is pursued to decision or judgment. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith. Landlord shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

                                   21. PARKING

       So long as Tenant is not in default, and subject to such rules and regulations as may be established by Landlord from time to time, Tenant shall be entitled to use, on a monthly basis, the number of parking spaces in the Project's on-site parking facilities specified in the Basic Lease Provisions. Landlord shall have the right to designate the location of such parking spaces and may reserve certain spaces from Tenant's use, as Landlord, in its sole discretion, may determine.

                                   22. NOTICE

                         22.1. Manner of Service. All notices, demands or
                  requests from one party to another shall be in writing and may be personally delivered or sent by mail, certified or registered, postage prepaid, to the addresses specified in the Basic Lease Provisions.

                         22.2. Change of Place of Service. Each party shall
                  have the right, from time to time, to designate a different address by notice given in conformity with this Section to the other party.

                           23. HOLDING OVER BY TENANT

       Tenant agrees upon the expiration or termination of this Lease, immediately and peaceably to yield up and surrender the Premises; notice to quit or vacate is hereby expressly waived. Tenant shall be liable to Landlord for any and all damages incurred by Landlord as the result of any failure by Tenant to timely surrender possession of the Premises as required herein. If Tenant, with Landlord's consent, remains in possession of the Premises or any part thereof after the expiration of the Term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Tenant, except that the rent payable shall be one hundred twenty-five percent (125%) of the rent payable immediately preceding the termination date of this Lease, and all options, if any, granted under the terms of this Lease shall be deemed terminated and of no further effect during said month to month tenancy.

                                   24. WAIVER

       No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

                             25. TIME OF THE ESSENCE

       TIME IS OF THE ESSENCE OF THIS LEASE WITH RESPECT TO THE OBLIGATIONS TO BE PERFORMED UNDER THIS LEASE.

                           26. SUCCESSORS AND ASSIGNS

       The covenants and conditions herein contained shall, subject to the provisions as to assignments, apply to and bind the heirs, successors, executors, administrators and assigns of the respective parties hereof. If more than one person or entity is indicated as Tenant herein, each person or entity subscribing as Tenant shall be jointly and severally liable for all obligations of Tenant hereunder.

                           27. LANDLORD'S RESERVATIONS

       In addition to its other rights retained or reserved herein, Landlord shall have the right to change the name, number or designation of the Building or the Project without notice or liability to Tenant. In addition, Tenant shall not, without Landlord's prior written consent, use the name of the Building or the Project for any purpose other than as the address of the business to be conducted by Tenant at the Premises, and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right to (a) at Tenant's expense, provide and install Building standard graphics or art on the door to the Premises and/or such portions of the Common Areas as Landlord shall reasonably deem appropriate; (b) permit any Tenant the exclusive right to conduct any business as long as such exclusive does not conflict with any rights expressly given herein; (c) place such signs, notices or displays as Landlord reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Project or on pole signs in the Common Areas; (d) reasonably designate, limit, restrict and control any business and any service in or to the Building or its tenants; (e) keep, and to use in appropriate instances, keys to all doors into and within the Premises. Tenant hereby agrees that no locks shall be changed or added without the prior written consent of Landlord. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) days after written request by Landlord, and failure to do so shall constitute a material default under this Lease by Tenant without the need for further notice to Tenant.

                            28. BROKERAGE COMMISSION

       With the exception of the real estate brokerage commission, if any, payable to the party identified in the Basic Lease Provisions, pursuant to separate written agreement with Landlord, and which commission Landlord hereby agrees to pay, Tenant and Landlord each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Tenant and Landlord do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.


                        29. WAIVER OF RIGHT TO JURY TRIAL

Landlord and Tenant each waives the right to trial by jury.

                                30. GOVERNING LAW

       This Lease shall be governed by, construed and enforced in accordance with the laws of the State of California.

                        31. CAPTIONS AND INTERPRETATIONS

       The section and paragraph captions contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.

                                32. SEVERABILITY

       If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                     33. LEASE NOT EFFECTIVE UNTIL EXECUTED

       Submission by Landlord of this Lease for examination or signature by Tenant shall not constitute an option and this Lease shall not become effective until executed by both Tenant and Landlord and delivery of the fully executed instrument to such parties. This Lease shall not be deemed to be executed by Landlord until signed by an authorized officer of Landlord.

                        34. EXHIBITS AND ADDENDA TO LEASE

       All Exhibits or Addenda referenced in this Lease (or which are executed concurrently herewith and attached hereto and refer to this Lease) are incorporated herein by reference and shall constitute a part of this Lease.


                            35. RECORDATION OF LEASE

       Neither this Lease nor any Memorandum hereof shall be recorded without the express written consent of Landlord.


                              36. ENTIRE AGREEMENT

       This Lease constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, fully supersedes any and all prior negotiations, understandings, representations, warranties and agreements between the parties hereto, or any of them, pertaining to the subject matter hereof, and may be modified only by written agreement, signed by all of the parties hereto.

                          37. COVENANTS AND REPRESENTS.

       Notwithstanding anything to the contrary contained in this Lease:

                         37.1. Landlord. Landlord covenants and represents to
                  Tenant that it has good and marketable title to the Project at the commencement of this Lease, free and clear of all ground leases, liens and encumbrances affecting the Premises or the rights granted to Tenant.

                         37.2. Reciprocal. Landlord and Tenant covenant and
                  represent that they have full and complete authority to enter into this Lease under all of the terms, covenants and provisions set forth herein and so long as Tenant and Landlord perform each and every term, provision, and condition herein contained on the part of Tenant and Landlord to be performed. Tenant may peacefully and quietly enjoy the Premises without hindrance or molestation by Landlord or Landlord's agents.

              LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

              IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first hereinabove written.

EXECUTED AT                        EXECUTED AT
San Diego, California               West Vancouver, BC
-----------------------------      ----------------------------------

ON                                 ON
July 2, 1998                        July 22, 1998
-----------------------------      ----------------------------------

BY TENANT:                         BY LANDLORD:
MAXIM PHARMACEUTICALS              BRITISH PACIFIC PROPERTIES
a Delaware Corporation             a California Corporation

By: /s/Dale A. Sander               By: /s/ William R. Byers
   -------------------------        ---------------------------------

Name: Dale A. Sander                Name: William R. Byers
   -------------------------        ---------------------------------

Title: Chief Financial Officer      Title: Secretary - Treasurer
   -------------------------        ---------------------------------


By:                                 By: /s/ Walter D. Thorneloe
   -------------------------        ---------------------------------

Name:                               Name: Walter D. Thorneloe
      -------------------------          ----------------------------

Title:                              Title: Vice President-Development
      -------------------------           ----------------------------

                                    EXHIBIT A

                        FLOOR PLAN WITH PREMISES DEPICTED

                                    EXHIBIT B

                RULES AND REGULATIONS FOR BRITISH PACIFIC CENTRE


1. No tenant or its agents or employees shall loiter in the mall areas or other Common Areas of the Building, nor shall they in any way obstruct the sidewalks, entry passages, pedestrian passageways, driveways, entrances and exits to the Building, and they shall use the same only as passageways to and from their respective premises. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the rules and regulations of the Building.

2. No sash doors, sashes, windows, glass doors, lights and skylights that reflect or admit light into the Common Areas of the Building shall be covered or obstructed by any tenant, and doors leading into the Common Areas from tenant premises shall not be left open by any tenant.

3. Water closets and urinals shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers, food or other substances of any kind shall be thrown into them. No tenant or his agents and employees shall throw or discard cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles placed therein for such purposes by Landlord or governmental authorities. All garbage, including wet garbage, refuse or trash shall be placed by each tenant in the receptacles provided by Landlord for that purpose and only during those times prescribed by Landlord.

4. Tenants shall not mark, drive nails, screw or drill into, paint or in any way deface any exterior walls, roof foundations, bearing walls or pillars without the prior written consent of Landlord. No boring or cutting for wires shall be allowed, except with the consent of Landlord. The expense of repairing any breakage, stoppage or damage resulting from a violation of this rule or the preceding rule shall be borne by the tenant violating or responsible for the violation of such rule.

5. Tenant shall not alter any lock or install new or additional locks or bolts in or about the Premises, without the written approval of Landlord.

6. No curtains, blinds, screens, shades or other window coverings shall be attached to or hung in any window visible from the exterior of the Premises without the prior written consent of Landlord.

7. No tenant shall do anything in any premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance or which shall conflict with applicable law, rules or regulations established by any governmental body or official having jurisdiction, the regulations of the fire department or the provisions or requirements of any insurance policy on such premises or any part thereof. Tenant shall not use any machinery in its premises, even though the installation may have been originally permitted, which may cause any unreasonable noise or jar, or tremor to the floors or walls, or which by its weight might injure the walls or floors of such premises or any other portion of the Building.

8. Landlord may limit the weight, size and position of all safes, fixtures and other equipment used in any premises. In the event any tenant shall require extra heavy equipment, such tenant shall notify Landlord of such fact and shall pay the cost of any structural bracing required to accommodate the same. All damage done to such premises or to any other portion of the Building resulting from installing, removing or maintaining extra heavy equipment shall be repaired at the expense of the tenant which maintains such equipment.

9. No tenant or its agents and employees shall make or permit any loud, unusual or improper noises in the Building, nor interfere in any way with other tenants or those having business with them, nor bring into nor keep within the Building any animal or bird (with the exception of the authorized pet store), or any bicycle or other vehicle, except such vehicles as tenants are permitted to park in the Building parking lot, and shall park only in the areas designated from time to time for employee parking generally. No aerial shall be erected on the roof or exterior walls of any premises, or on the ground, without in each instance, the written consent of Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

10. All freight must be moved into, within and out of tenant premises only during such hours and according to such regulations and may be posted from time to time in Landlord's general offices.

11. Tenant shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Landlord.

12. Tenant shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

13. Tenant shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas designated by Landlord or by applicable governmental agencies as non-smoking areas.

14. Tenant shall not use any method of heating or air conditioning other than as provided by Landlord.

15. Tenant shall not install, maintain or operate any vending machine upon the Premises without Landlord's written consent.

16. The Premises shall not be used for lodging, manufacturing or food preparation.

17. Tenants are required to observe all security regulations issued by Landlord and to comply with instructions and/or directions of the duly authorized security personnel for the protection of the Building and all tenants therein. Access by any tenant to his premises or the Building before or after hours of operation of the Building shall be subject to clearance by the security personnel of the Building and to compliance with such procedures as may be imposed by such personnel, including presentation of identification to such personnel.

18. No waiver of any rule or regulation by Landlord shall be effective unless expressed in writing and signed by Landlord.

19. Landlord reserves the right, but shall not have the obligation, to close and keep locked any and all entrances and exit doors and gates of the Building and gates or doors closing the parking areas thereof during such hours as Landlord may deem to be advisable for the adequate protection of the Building and all tenants therein.

20. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles.

21. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designed by Landlord for such activities.

22. Parking stickers or identification devices shall be the property of Landlord and be returned to Landlord by the holder thereof upon termination of the holder's parking privileges. Tenant will pay such replacement charge as is reasonably established by Landlord for the loss of such devices.

23. Landlord reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

24. Landlord reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.

25. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

26. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

27. Validation, if established, will be permissible only by such method or methods as Landlord and/or its licensee may establish at rates generally applicable to visitor parking.

28. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

29. Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

30. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

31. Landlord reserves the right at any time to change or rescind any one or more of these rules and regulations or to make such other and further reasonable rules and regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Building, for the preservation of good order therein and for the convenience of tenants and visitors to the Building. Any such amendments, deletions or additions to these rules and regulations shall be effective immediately upon delivery of written notice thereof to tenants.

32. Each tenant shall abide by any additional rules or regulations which are ordered or requested by any governmental or military authority.

33. Landlord shall not be responsible to any tenant or any other person for the non-observance or violation of these rules and regulations by any other tenant or other person.

34. A copy of these rules and regulations shall be attached to and form a part of each tenant lease at the Building. Each tenant who executes a lease of space at the Building shall be deemed to have read these rules and regulations and to have agreed to abide by them as a condition to its occupancy of space at the Building.

In the event of any conflict between these rules and regulations, or any amendments or additions thereto, and the provision of any tenant's lease, such lease provisions shall control.

                                    EXHIBIT C

                      STANDARDS FOR UTILITIES AND SERVICES


          Landlord shall provide the utilities and services set forth in this Exhibit at all times during the term of the Lease, subject to the provisions of the Lease concerning Landlord's inability to supply such utilities and services due to causes beyond Landlord's control. Landlord reserves the right to adopt such reasonable nondiscriminatory modifications and additions to the following standards as it deems necessary and appropriate from time to time. Landlord shall not be obligated to supply any utilities or services to Tenant at any time during which Tenant is in default under the terms of the Lease.

          1. Landlord shall provide automatic elevator services on Monday through Friday from 7:00 a.m. to 6:00 p.m. and on Saturday from 9:00 a.m. to 1:00 p.m.; provided, however, that Landlord shall not be obligated to provide such elevator services on the following federal holidays: New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Day after Thanksgiving, and Christmas Day (such times referred to in this Exhibit as "Business Hours"). At all other times Landlord shall provide at least one elevator operated by security personnel or by an automatic security access system.

          2. Landlord shall provide to the Premises, during Business Hours (and at other times for an additional charge to be fixed by Landlord), heating, ventilation, and air conditioning ("HVAC") when and to the extent in the judgment of Landlord any such sources may be required for the comfortable occupancy of the Premises for general office purposes. Landlord shall not be responsible for room temperatures and conditions in the Premises if the lighting or receptacle load for Tenant's equipment and fixtures exceed those listed in
Section 3 of this Exhibit, if the Premises are used for other than general office purposes or if the building standard blinds and curtains in the Premises are not used and/or closed to screen the rays of direct sunlight. If any lights, machines or equipment (excluding desktop computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the Building HVAC or generate substantially more heat in the Premises than would be generated by the Building standard lights and usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance (including, without limitation, modifications to the standard air conditioning equipment) and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord.

          3. Landlord shall furnish to the Premises during Business Hours electric current for routine lighting and operation of general office machines such as typewriters, dictating equipment, desk model adding machines, and similar devices which operate on 110 volt alternating current electrical power with demands, wattages and ampere draws which do not exceed the reasonable capacity of building standard office lighting and receptacles and are not in excess of limits imposed or recommended by governmental authorities. Landlord shall replace bulbs and/or ballasts in building standard florescent lighting fixtures within the Premises. Tenant shall be responsible for replacing all other non building standard items (non standard bulbs, ballasts, ceiling tiles, etc.). Landlord shall furnish to the lavatories within the Premises or within the Common Areas water for normal lavatory and drinking purposes.

          4. No special electrical equipment, air conditioning systems, heating systems, or space heaters shall be installed nor shall any changes be made the HVAC, electrical or plumbing systems in the Building without the prior written approval of Landlord in accordance with the provisions of the Lease governing alterations requested by Tenant. Tenant shall not without the prior written consent of Landlord, which consent shall not be unreasonably withheld, use any apparatus, machines or devices in the Premises (including, without limitation, photocopier or duplicating machines, computers, printers, vending machines, or other equipment) which uses current in excess of 110 volts AC or which has a demand, wattage or ampere draw which exceeds the electrical systems installed in the Building or in any way which will increase the amount of electricity or water usually supplied for the use of the Premises for general office purposes.

          5. Landlord may impose reasonable conditions upon any consent for use of any apparatus, machine or device which exceeds the limitations set forth in this Exhibit. Tenant agrees to cooperate fully with Landlord at all times to abide by all regulations and requirements which Landlord may prescribe for proper functioning and protection of the Building HVAC, electrical and plumbing systems. Tenant shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may be enacted or promulgated in connection with building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating or cooling of the Building.

          6. Landlord shall provide janitorial services to the Premises on each day Sunday through Thursday (except for the above listed federal holidays) provided the Premises are used exclusively for the uses permitted by the Lease and are kept in reasonable order by Tenant. Tenant shall pay to Landlord any extra cost for cleaning or removal of any rubbish or garbage to the extent the nature or amount of such cleaning, refuse or garbage exceeds the amount which is generally produced by use of the Premises for general office purposes.

                                    EXHIBIT D

                                   WORK LETTER


      CONCURRENTLY WITH THE EXECUTION OF THIS WORK LETTER AGREEMENT (the "Work Letter Agreement"), Landlord and Tenant have executed a Standard Form Lease (the "Lease"), covering the Premises. Unless the context otherwise requires, the terms defined in the Lease shall have the same meanings when used herein. This Work Letter Agreement is incorporated into the Lease as Exhibit "D" thereto. Tenant desires that certain work be performed by Landlord in the Premises to make the Premises ready for Tenant.

      NOW, THEREFORE, in consideration of the mutual covenants contained in the Lease and in this Work Letter Agreement, Landlord and Tenant agree as follows:

1.       Definitions.

           34.1. "Approved Plans" are defined in Section 5.1 below.

           34.2. "Estimated Work Cost" is defined in Section 4.2 below.

           34.3. "Preliminary Plans" are defined in Section 3.1 below.

           34.4. "Space Planner" shall mean Landlord's Space Planner.

           34.5. "Contractor" shall mean Landlord's Contractor, Kohler Kompany, and regardless of what other subcontractors may be selected, all mechanical engineering and construction work shall be performed by Jackson & Blanc.

           34.6. "Standards" shall mean Landlord's usual specifications for standard leasehold improvements in the Building.

           34.7. "Tenant Improvements" shall mean all improvements made to the Premises other than those that are physically in place at the Premises as of the date of the execution of the Lease.

           34.8. "Tenant's Allowance",shall be paid by Landlord toward the cost of completion of the Tenant Improvements and other associated costs of Tenant's move. In no event shall Tenant's Allowance exceed $192,072.20.

           34.9. "Tenant's Programming Information" shall mean all information necessary for the preparation of the Preliminary Plans, including without limitation electrical requirements, telephone, special heat generating equipment, plumbing requirements, special finishes, number and sizes of offices, number of secretarial stations and special data processing requirements.

           34.10.Tenant approval, authorization, consent or other required action shall mean such action taken or authorized by Tenant. Landlord shall have the right to rely on such approval, authorization, consent or other action, until Tenant advises Landlord in writing that some other person has such authority.

           34.11.Other terms are defined in this Work Letter Agreement. In addition, terms defined in the Lease shall have the same meanings where used herein, unless the context otherwise requires.

35.      Schedule.

           35.1. Landlord shall furnish to Tenant the Estimated Work Cost within ten (10) days following Landlord's receipt of Tenant's Preliminary Plans.

           35.2. Tenant shall furnish to Landlord written notice of its acceptance or rejection of the Estimated Work Cost within five (5) days after receipt of same from Landlord.

           35.3. If Tenant rejects the Estimated Work Cost, Tenant shall meet with the Space Planner and Landlord's Contractor to revise the Preliminary Plans within five (5) days after furnishing such rejection to Landlord.

           35.4. Landlord shall cause its architect and engineer to prepare, and Landlord shall furnish to Tenant, construction drawings and specifications for Tenant Improvements based on the Preliminary Plans within seven (7) days following Tenant's approval of the Preliminary Plans.

           35.5. Tenant shall furnish to Landlord written notice of its acceptance or rejection of the construction drawings within five (5) days after receipt of same from Landlord.

           35.6. Landlord shall prepare and furnish to Tenant a final cost proposal based upon the Approved Plans within five (5) days after Tenant's approval or deemed approval of the Approved Plans.

           35.7. If the final cost proposal is greater than the Estimated Work Cost, Tenant shall furnish to Landlord written notice of its acceptance or rejection of the final cost proposal within five (5) days after receipt of same from Landlord.

           35.8. Landlord shall cause its Contractor to complete the construction of the Tenant Improvements within forty-five
                    (45) days following approval of the Approved Plans, and/or approval of the final cost proposal, whichever is later.




36.      Preliminary Plans.

           36.1. Tenant shall furnish to Landlord Tenant's Programming Information by the time set forth in Section 2.1 above. Promptly thereafter, Tenant shall cause the Space Planner to prepare preliminary space plans and specifications (the "Preliminary Plans") for all leasehold improvements to be constructed by Landlord for Tenant in the Premises, which Preliminary Plans shall be sufficient to obtain a preliminary cost estimate for the construction and installation of the Tenant Improvements as shown thereon. The cost of the preparation of Preliminary Plans shall be charged against the Tenant's Allowance. Tenant shall furnish the Preliminary Plans to Landlord by the time set forth in
                    Section 2.2 above. Landlord shall furnish the Estimated Work Cost to Tenant by the time set forth in Section 2.3 above.

           36.2. In the preparation of Preliminary Plans and Approved Plans, no deviation shall be permitted from the Standards with respect to entry doors and hardware, entry graphics, ceiling systems, life safety systems or perimeter window coverings. Subject to Landlord's approval, Tenant may deviate from the Standards as to partitions, floor coverings, wall finishes, special lighting fixtures or other items as to which deviations may be permitted, provided that no deviation shall be of lesser quality than the Standards. Landlord will not approve of any deviations which (a) do not conform to applicable governmental regulations or are disapproved by any governmental agency, (b) that require Building service beyond the level normally provided to other tenants in the Building, (c) that because of fabrication time or other factors would delay the construction schedule (unless Tenant agrees that the Commencement Date will not be extended by such delay), or (d) that in Landlord's reasonable opinion are of a nature or quality that are inconsistent with Landlord's overall plan or objectives for the Building.

37.   Tenant's Allowance.

           37.1. Landlord shall pay for the construction and installation of the Tenant Improvements up to but not in excess of the Tenant's Allowance. Tenant shall pay the cost of all Tenant Improvements in excess of the Tenant's Allowance. The cost of Tenant Improvements shall include the cost of all labor and materials for the construction and installation of the Tenant Improvements; the cost of all permits, licenses and fees; all amounts paid to Landlord's Contractors under and pursuant to contracts for the construction and installation of the Tenant Improvements; all architectural, engineering, space planning and other consultants' fees; all amounts paid for mechanical drawings, plans, specifications, shop drawings, designs and layouts; and incidental costs related to the foregoing.

           37.2. Landlord shall obtain an estimate of the cost of Tenant Improvements as shown on the Preliminary Plans. Landlord shall promptly notify Tenant of the amount of such cost estimate plus the amount required to pay for the preparation of architectural and engineering construction drawings for the Tenant Improvements (the "Estimated Work Cost"). LANDLORD CANNOT AND DOES NOT GUARANTY THE ACCURACY OF SUCH ESTIMATED WORK COST. If the Estimated Work Cost is less than or equal to the Tenant's Allowance then Landlord shall proceed in accordance with Section 5 below.

           37.3. If the Estimated Work Cost is greater than the Tenant's Allowance, then Tenant shall give written notice to Landlord of Tenant's acceptance or rejection of the Estimated Work Cost within the time period set forth in Section 2.4 above. Unless Landlord receives Tenant's written rejection within such period, the Estimated Work Cost shall be deemed accepted by Tenant. If within such period Landlord receives Tenant's written rejection of the Estimated Work Cost, then within the time period set forth in Section 2.5 above, Tenant shall meet with the Space Planner and the Landlord's Contractor to revise the Preliminary Plans. At such meetings, Tenant may, at Tenant's option, elect to eliminate one or more items shown on the Preliminary Plans so as to reduce the Estimated Work Cost. All costs of Tenant-initiated changes requiring revisions, including engineering, estimating, coordination, layout and printing of drawings, specification changes and any other incidental expenses, shall be included in the cost of the Tenant Improvements. Following such revisions, Landlord shall submit a new Estimated Work Cost to Tenant, and the same procedure will be followed as set forth above until Tenant has accepted a proposal. Any time consumed in revising plans or in revising the Estimated Work Cost shall be considered a Tenant Delay (as defined in Section 6.2 hereof) and shall not delay the Commencement Date of the Lease. If Tenant does not so elect to revise the Preliminary Plans, or if Tenant does so elect but the Estimated Work Cost after accounting for the revisions is still greater than the Tenant's Allowance, or if Tenant otherwise approves or is deemed to have approved of the Estimated Work Cost, then Tenant shall forthwith deposit with Landlord an amount (the "Construction Deposit") equal to the difference between the Tenant's Allowance and the Estimated Work Cost (as the same may have been revised), whereupon Landlord shall proceed in accordance with Section 5 below.

           37.4. The Tenant's Allowance shall be available only for the cost of Tenant Improvements as described in Section 4.1 above. If the cost of Tenant Improvements is less than the Tenant's Allowance, the difference shall be retained by Landlord.

38.   Construction of Tenant Improvements.

           38.1. Landlord shall cause its architect and engineer to prepare construction drawings and specifications for the Tenant Improvements based strictly on the Preliminary Plans within the time period set forth in Section 2.6 above. Prior to the commencement of construction, Tenant shall be given an opportunity to review the construction drawings to confirm that they conform to the Preliminary Plans. Tenant shall have the time period set forth in Section 2.7 above in which to give written notice to Landlord of Tenant's acceptance or rejection of the construction drawings. Unless Landlord receives Tenant's written rejection within such period, the construction drawings shall be deemed approved by Tenant ("Approved Plans"). Such Approved Plans shall create no responsibility or liability on the part of Landlord for the completeness of such plans, their design sufficiency or compliance with applicable statutes, ordinances or regulations.

           38.2. Within the time period set forth in Section 2.8 above, Landlord shall prepare a final cost proposal based upon the Approved Plans. The final cost proposal shall contain a complete cost breakdown by line item, including without limitation costs of architectural and engineering fees, plan check and permit fees and other governmental fees, sales and use taxes and all other costs to be expended by or on behalf of Landlord in connection with the construction and installation of the Tenant Improvements. If the final cost proposal is less than or equal to the Estimated Work

                    Cost, Landlord shall authorize construction to commence. If the final cost proposal is greater than the Estimated Work Cost, Tenant shall have the time period set forth in Section
                    2.9 above in which to give written notice to Landlord of Tenant's acceptance or rejection of the final cost proposal. If Tenant rejects such cost proposal, Tenant shall meet with Landlord, the Space Planner and Landlord's Contractor to make revisions. All costs of Tenant-initiated changes requiring such revisions shall be included in the cost of the Tenant Improvements. Following such revisions, Landlord shall submit a new cost proposal to Tenant, and the same procedure will be followed as set forth above until Tenant has accepted a proposal. Any time consumed in revising the drawings or revising the estimated cost of construction shall be considered a Tenant Delay and shall not delay the Commencement Date of the Lease.

           38.3. No work shall commence until the Approved Plans are filed with the governmental agencies having jurisdiction thereof, all required building permits have been obtained, and the Space Planner has certified that to the best of its knowledge, if performed in accordance with the Approved Plans, the work will comply with all laws, codes, regulations and statutes applicable to such work.

           38.4. Landlord shall cause the Tenant Improvements to be constructed or installed in the Premises by its designated general Contractor in accordance with the Approved Plans.

           38.5. Landlord shall have no obligation to Tenant for defects in design, workmanship or materials, but shall use its reasonable best efforts to enforce the Contractor's obligations therefor and shall, as appropriate under the terms of the Lease, assign to Tenant any manufacturer's warranties with respect to the work.

           38.6. Upon substantial completion of the construction and installation of the Tenant Improvements, Tenant shall pay to Landlord on demand the amount, if any, by which the actual costs incurred by or on behalf of Landlord in connection with the construction and installation of the Tenant Improvements, including the costs of any authorized change orders as defined below, exceeds the sum of the Tenant's Allowance and any amounts previously delivered by Tenant to Landlord pursuant to Section 4.3 above.

           38.7. Any changes to the construction work may be made only upon written request by Tenant approved in writing by Landlord, or as may be required by any governmental agency, or as may be required due to structural or unanticipated field conditions, in each instance evidenced by a written change order describing the change.

39.   Completion and Delays.

           39.1. The work to be performed by Landlord under this Work Letter Agreement shall be deemed substantially completed on the date on which Landlord delivers to Tenant either (a) an occupancy permit (permanent or temporary) from the governmental agency responsible for issuing the same, or (b) a certification from Landlord's Space Planner stating that the Premises are substantially complete and ready for occupancy in accordance with the Approved Plans, or that any remaining work fully described by the Space Planner on a "punch list" thereafter to be completed with due diligence by the Landlord's Contractor will not substantially adversely affect Tenant's ability to occupy said Premises.

           39.2. If Landlord is delayed in substantially completing any work as a result of any of the following circumstances or events ("Tenant Delays"), the Commencement Date shall not be deferred by reason of such delay, to wit:

                    39.2.1. Tenant's failure to furnish information in accordance with Section 2 above;

                    39.2.2. Tenant's request for any special, long-lead materials or installations as part of the Tenant Improvements that do not conform to the Standards;

                    39.2.3. Tenant's changes in any drawings, plans or specifications, after the date of submission of the Approved Plans;

                    39.2.4. Any changes initiated by Tenant by reason of Tenant's disapproval of cost proposals or resulting in the preparation of revised cost proposals;

                    39.2.5.  Field changes to the construction work;

                    39.2.6. The delivery, installation or completion of any Tenant-finish work performed by Tenant's employees or agents;

                    39.2.7. The performance of any Additional Tenant Work, or any failure to complete or delay in completion of such work; or

                    39.2.8.  Any other act or omission of Tenant.

           39.3. If, for any reason, Landlord cannot complete the Tenant Improvements by the Estimated Commencement Date, deliver possession of the Premises to Tenant on the Estimated Commencement Date, or perform any other covenant contained in this Work Letter Agreement or in the Lease related to the work described in this Work Letter Agreement, Landlord shall not be in breach of this Work Letter Agreement or the Lease, and shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, except that in any such case (unless caused by Tenant Delays), Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under the terms of the Lease (other than payment and performance due in advance of occupancy as provided in the Lease or this Work Letter Agreement), until possession of the Premises is tendered to Tenant.

40.   General.

           40.1. All drawings, space plans, plans and specifications for any improvements or installations in the Premises are expressly subject to Landlord's prior written approval. Any approval by Landlord or Landlord's architects or engineers of any of Tenant's drawings, plans or specifications which are prepared in connection with construction of improvements in the Premises shall not in any way bind Landlord or constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvements to which they relate, for any use, purpose or condition, but such approval shall merely evidence the consent of Landlord to Tenant's construction of improvements in the Premises in accordance with such drawings, plans or specifications.

           40.2. Any failure by Tenant to pay any amounts due hereunder shall have the same effect under the Lease as a failure to pay rent. Any such failure, or the failure by Tenant to perform any of its other obligations hereunder, shall constitute an event of default under the Lease, entitling Landlord to all of its remedies under the Lease, at law and in equity.

      IN WITNESS WHEREOF, the parties have executed this Work Letter Agreement, at San Diego, California, concurrently with their execution of the Lease.


TENANT:                                LANDLORD:

MAXIM PHARMACEUTICALS,                 BRITISH PACIFIC PROPERTIES CORPORATION,
a Delaware Corporation                 a California corporation


By: /s/Dale A. Sander                  By: /s/ William R. Byers
    -------------------------              -----------------------------
    Dale A. Sander                     Name: William R. Byers
    Chief Financial Officer                 ----------------------------
                                       Title: Secretary-Treasurer
                                             ---------------------------

By:                                    By: /s/ Walter D. Thorneloe
   ----------------------------            -----------------------------
Name:                                  Name: Walter D. Thorneloe
   ----------------------------            -----------------------------
Title:                                 Title: Vice President-Development
   ----------------------------            -----------------------------

                                TABLE OF CONTENTS


SECTION                                                                     PAGE

     1.  PREMISES AND COMMON AREAS                                             1

          1.1  Premises                                                        1
          1.2  Common Areas                                                    1
          1.3  Common Areas Rules and Regulations                              1
          1.4  Conditions of Premises                                          1
          1.5  Changes to Common Areas                                         2

     2.  TERM                                                                  2

          2.1  Length of Term                                                  2
          2.2  Commencement Date                                               2

     3.  RENT                                                                  2

          3.1  Base Rent                                                       2
          3.2  Annual Increase to Base Rent                                    3
          3.3    Additional Rent                                               3
          3.4  Tenant's Charges                                                5
          3.5  Late Charges                                                    5
          3.6  Interest on Past Due Obligations                                5
          3.7  Security Deposit                                                5

     4.  USE                                                                   6

          4.1  Permitted Uses                                                  6
          4.2  Prohibited Uses                                                 6
          4.3  Changes in Use                                                  6
          4.4  Compliance With Laws                                            6
          4.5  Insurance Use Requirements                                      6

     5.  MAINTENANCE, REPAIR AND ALTERATION OF PREMISES                        6

          5.1  Maintenance and Repair                                          6
          5.2  Alterations                                                     6
          5.3  Condition on Termination                                        7

     6.  UTILITIES AND SERVICES                                                7

          6.1  Utilities and Services Furnished by Landlord                    7
          6.2  Utilities and Services Furnished by Tenant                      7
          6.3  Interruption of Service                                         7

     7.  INSURANCE AND INDEMNITY                                               7

          7.1  Tenant's Liability Insurance                                    7
          7.2  Tenant's Casualty Insurance                                     7
          7.3  Form of Insurance Policies                                      8
          7.4  Landlord Insurance                                              8
          7.5  Waiver of Liability of Landlord                                 8
          7.6  Indemnity by Tenant of Landlord                                 8
          7.7  Waiver of Subrogation                                           8

     8.  DAMAGE OR DESTRUCTION                                                 8

          8.1  Definitions                                                     8
          8.2  Premises Damage; Premises Building Partial Damage               9
          8.3  Building Total Destruction; Project Total Destruction           9
          8.4  Damage Near End of Term                                         9
          8.5  Abatement of Rent; Tenant's Remedies                            9
          8.6  Termination-Advance Payments                                   10
          8.7  Waiver                                                         10
          8.8  Insurance Limitation                                           10

     9.  TAXES                                                                10





     10.  ASSIGNMENT AND SUBLETTING                                           10

          10.1  Prohibition of Assignment or Sublet                           10
          10.2  Procedure for Consent                                         10
          10.3  Continuing Obligation of Tenant                               11
          10.4  Landlord's Consent - Default                                  11
          10.5  Landlord's Consent - Financial Statements                     11
          10.6  Additional Terms and Conditions Applicable to Subletting      11
          10.7  Excess Rent                                                   11
          10.8  No Merger                                                     11

     11.  DEFAULT                                                             11

          11.1  Default by Tenant                                             11
          11.2  Landlord's Remedies                                           12
          11.3  Inducement, Recapture and Effect of Breach.                   12
          11.4  Right of Landlord to Re-Enter                                 12
          11.5  Default by Landlord                                           13

     12.  ENVIRONMENTAL MATTERS                                               13

          12.1  Definitions                                                   13
          12.2  Legal Requirements                                            14
          12.3  Environmental Indemnification By Tenant                       14
          12.4  Tenant's Remedial Action Responsibility                       14
          12.5  Inspection Rights                                             14
          12.6  Survival of Article                                           14

     13.  LANDLORD'S RIGHT TO ENTRY AND TO RELOCATE PREMISES                  14

     14.  CONSTRUCTION OF PREMISES                                            15

     15.  SIGNS                                                               15

     16.  SECURITY.                                                           15

     17.  EMINENT DOMAIN                                                      15

     18.  SUBORDINATION                                                       15

     19.  ESTOPPEL CERTIFICATE                                                15

     20.  ATTORNEYS' FEES                                                     15

     21.  PARKING                                                             16

     22.  NOTICE                                                              16

          22.1  Manner of Service                                             16
          22.2  Change of Place of Service                                    16

     23.  HOLDING OVER BY TENANT                                              16

     24.  WAIVER                                                              16

     25.  TIME OF THE ESSENCE                                                 16

     26.  SUCCESSORS AND ASSIGNS                                              16

     27.  LANDLORD'S RESERVATIONS                                             16

     28.  BROKERAGE COMMISSION                                                16

     29.  WAIVER OF RIGHT TO JURY TRIAL                                       16

     30.  GOVERNING LAW                                                       16

     31.  CAPTIONS AND INTERPRETATIONS                                        17

     32.  SEVERABILITY                                                        17

     33.  LEASE NOT EFFECTIVE UNTIL EXECUTED                                  17




     34.  EXHIBITS AND ADDENDA TO LEASE                                       17

     35.  RECORDATION OF LEASE                                                17

     36.  ENTIRE AGREEMENT                                                    17

     37.  COVENANTS AND REPRESENTS                                            17




                                    EXHIBITS

                                                                       Section

     A    Premises Floor Plan                                           1.1

     B    Rules and Regulations                                         4.3

     C    Standards for Utilities and Services                          6.1

     D    Work Letter Agreement                                        14.

     E    Form of Tenant's Estoppel Certificate                        19.

     F    Notice of Lease Term Dates




                                     ADDENDA

          Rent                                                    Section 3

          Utilities & Services                                    Section 6

          Signage                                                 Section 15

          Parking                                                 Section 20

          Right of First Refusal                                  Section 38

          Option to Extend Lease Term                             Section 39



                                    ADDENDUM


          This ADDENDUM is attached to and made a part of that certain British Pacific Centre Office Building Lease ("Lease") dated as of July 1, 1998, by and between British Pacific Properties Corporation, a California corporation, ("Landlord"), and Maxim Pharmaceuticals, a Delaware Corporation, ("Tenant").

                                 SECTION 3. RENT

         3.1 Base Rent. (Continued) Tenant shall pay to Landlord, immediately upon commencement of this Lease, the Initial Monthly Base Rent payable for the first full calendar month of the Term of this Lease.

                       SECTION 6. UTILITIES AND SERVICES.

         6.1      Utilities and Services Furnished by Landlord. (Continued)

                  6.1.2 Tenant shall be responsible for the cost of their separately metered electricity relating to the use of lighting and electrical outlets within their leased premises. This amount shall be in excess of their Base Rent and be payable directly to the utility service provider as determined by Landlord.

                        SECTION 15. SIGNAGE (EXHIBIT G)

         Tenant shall be permitted to place two (2) non-illuminated sign on the building, one to be located on the fourth floor facier facing University Center Lane; one to be located on the fourth floor facier on the east side of the building. Such signage design and installation shall be in compliance with Landlord's sign criteria, CC&R's criteria, City of San Diego Code and any other governmental authority. In addition all such signage cost for the manufacture and installation shall be borne by Tenant, as well as the eventual removal of said signage due to lease termination, sublease or assignment. All signage rights shall be personal to Tenant. Tenant shall be provided the right to place one signage placque in the garage elevator lobby and have the right to replace the fourth floor elevator button with the Company name.

                        SECTION 20. PARKING (Continued)

         Notwithstanding any other provision in this Section to the contrary, Tenant and Tenant's Invitees shall be entitled to use, free of charge, the number of parking spaces located in the Project's on-site parking facilities as specified in the Basic Lease Provisions for the Term of this Lease.

                  SECTION 38. FIRST RIGHTS ON ADDITIONAL SPACE

         If Landlord at any time during the term of this Lease proposes to lease space located in the Building to a person other than the Tenant, Landlord shall first offer to Tenant to lease the space to Tenant on the terms determined according to the procedure set forth below.

         A. Landlord shall deliver a written notice (the "Option Notice") to tenant stating (1) Landlord's bona fide intention to lease the space to the proposed transferee, (ii) the description of the space proposed to be leased,
(iii) the exact terms on which the space is proposed to be leased, and (iv) the name and address of the proposed tenant.

         B. Within ten (10) days after receipt of the Option Notice, Tenant shall have the right, but not the obligation, to elect to lease the space on the terms set forth in the Option Notice. IF the Option Notice provides for consideration other than the payment of cash, Tenant may elect to pay equivalent consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered. If Tenant exercises the right within the ten day period, Landlord and Tenant shall promptly enter a lease on the terms set forth in the Option Notice.

         C. Landlord shall not enter into a lease for the space with any other person or entity on basic terms materially less favorable to Landlord than those set forth in the Option Notice without giving Tenant at least five (5) business days prior written notice of such proposed lease and the opportunity (during such five (5) business day period by delivery of written notice to Landlord) to agree to lease the space on the same terms and conditions as those of such proposed lease.

         D. Notwithstanding the foregoing, Tenant's rights pursuant to this
Section 38 shall be subordinate to any other tenant's similar rights that exist as of the date this Lease is executed.

                    SECTION 39. OPTION TO EXTEND LEASE TERM

         39.1 Option to Extend Term and Method of Exercise. Provided Tenant is not in default under this Lease, Tenant shall be entitled to extend the Term of this Lease (the "Option Term") for a five (5) year period. Such Option Term shall be exercised by Tenant by delivery of written notice to Landlord at least six (6) months and no more than (9) months prior to the then scheduled expiration date of the Term. The option to extend is personal to Tenant and may not be exercised by any transferee of Tenant, even if Landlord has consented to the transfer.

         39.2     Effect of Exercise.

                  (a) Incorporation of Lease by Reference. All of the terms, covenants and conditions (including, without limitation, defined terms) contained in this Lease shall be applicable to each Option Term in the event of exercise by Tenant" provided, however, that the Term and the Monthly Base Rent shall be modified as provided herein.

                  (b) Rent. Subject to adjustment as hereafter provided, the Monthly Base Rent effective as of the commencement date of the Option Term shall be the prevailing Market Rent described below.

                  (c) Prevailing Market Rent. The "Prevailing Market Rent" shall be equal to the rental per square foot of Rentable Square Footage per year as of the date which is six months prior to the expiration of the Term of the Lease, including any previously exercised extensions thereof, at which Landlord is actually leasing comparable improved space in the Building for a term comparable to the period of the extension permitted by exercise of the option, multiplied by the Rentable Square Footage of the Premises; provided, however, that in no event shall the Prevailing Market Rent be less than the rent in effect under this Lease immediately prior to the commencement of the Option Term. If there is no such comparable improved space in the Building offered to prospective tenants by Landlord for a comparable term, then the Prevailing Market Rent shall be based upon the rent as of six months prior to the end of the Term as aforesaid, prevailing for comparable improved office space in first class office buildings located in the business district in the University Towne Centre area of San Diego, California. In determining the Prevailing Market Rent, whether for comparable improved space within the Building or in the business district, the following factors shall be taken into account:

                           (i) The particular configuration, frontage along a
                  public thoroughfare, signage visible to the public, parking facilities, and general level of quality of improvements and location of each comparison building shall be relevant.

                           (ii)No rent which has not been set or adjusted during
                  the twelve month period immediately preceding the expiration date of the initial term shall be considered prevailing or current.

         If Tenant has timely exercised the option, Landlord shall notify Tenant in writing of the proposed new, Monthly Base Rent determined by Landlord for the Option Term at least ninety (90) days prior to the Commencement Date of the Option Term. Unless Tenant objects to the amount determined by Landlord within fifteen (15) days after receipt of such notice, the amount stated in such notice shall be the new Monthly Base Rent. If Tenant objects to Landlord's proposal, then the new Monthly Base Rent shall be determined by an MAI Appraiser chosen by Landlord and approved by Tenant. If Tenant does not disapprove of Landlord's choice of any appraiser by delivery of written notice of disapproval naming a Tenant's appraiser within five (5) days after written notice of such choice by Landlord, then Landlord's appraiser shall be deemed to e approved by Tenant. If Tenant does disapprove of Landlord's choice of an appraiser within the said five
(5) days, then Tenant's notice of disapproval shall name an MAI Appraiser designated by tenant. Within ten (10) days after the date of Tenant's notice of disapproval, Landlord's appraiser and Tenant's appraiser together shall select a neutral third MAI Appraiser. If they are unable to agree on a third MAI Appraiser within the said ten (10) days, then upon the application of either party, the third MAI Appraiser shall be designated by the Presiding Judge of the Superior Court for San Diego County, California. Landlords' appraiser and Tenant's appraiser each shall determine a Prevailing Market Rent, to be submitted in writing to Landlord, Tenant and the third MAI Appraiser within thirty (30) days after the date of Tenant's notice of disapproval. Within fifteen (15) days after receipt of those two appraisals, the third MAI Appraiser shall select one of the other of those two appraisals, and the one so selected shall be and become the Prevailing Market Rent effective as of the commencement date of the Option Term. The cost of the third (3rd) MAI Appraiser shall be split equally by Landlord and Tenant, and Landlord and Tenant shall each be responsible for the fees and costs of the appraiser which it appoints. If the Monthly Base Rent shall not have been determined by the commencement date of the Option Term, then until it is determined, Tenant shall pay Monthly Base Rent when due during the Option Term determined using Landlord's proposed Monthly Base Rent, and when the actual adjusted Monthly Base Rent is determined, Tenant shall pay to Landlord any additional rent due for the months which are elapsed in the Option Term, or Landlord shall credit any excess payment for the elapsed months to the next Monthly Base Rent becoming due.

         39.3 Effect of Default. If Tenant is in material default or any event or condition has occurred which after notice or passage of time or both shall constitute a default during the time period when it may otherwise exercise the option, then any attempt to exercise the option shall be null, void and of no force or effect. If Tenant exercises the option and if Tenant is in material default or any event or condition has occurred which after notice or passage of time or both shall constitute a material default at any time after exercise of the option or on the first day for commencement of the Option Term, then the exercise of the option by tenant shall be null, void and of no force or effect. If Tenant has been in default in payment of any sum required by this Lease where a late charge has become due under this Lease for more than three times during any twelve-month period, then the provisions of this option to extend the Term shall be canceled and shall be of no force or effect. No condition of the Premises, including, without limitation, any alteration or improvement made by Tenant, oral intention expressed by Tenant or detrimental reliance by Tenant on any statement, act or omission by Landlord shall best any rights in tenant for exercise of this option or to possess the premises during any period set for extension of the Term in this option, or estop Landlord from eviction of tenant after the end of the Term of this Lease then in effect, or give rise to any equitable defense to such eviction. Tenant hereby waives any and all equitable remedies with respect to this option unless Tenant has complied in all respect with the written notice requirements set forth herein. The sole and exclusive method for exercise of the option contained herein shall be delivery of the written notice called for herein by Tenant to Landlord on a timely basis. Landlord and Tenant hereby agree that time is of the essence with respect to delivery of any notice of exercise by Tenant to Landlord. The date for delivery of any notice required or permitted in this option shall be determined by the provisions for delivery of notice contained in this Lease.


         40.1 Condition. This Lease Agreement is conditioned upon execution of the Lease Termination Agreement, attached as Exhibit H.

                                    EXHIBIT E

                             BRITISH PACIFIC CENTRE
                      FORM OF TENANT'S ESTOPPEL CERTIFICATE


         The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of August 11, 1998 and between BRITISH PACIFIC PROPERTIES CORPORATION, a California Corporation, as Landlord, and the undersigned as Tenant, for Premises on the second floor of the Office Building located at 8899 University Center Lane, San Diego, California 92122 certifies as follows:

         1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

         2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on
____________________.

         3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

         4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

         5. Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

         6. Base Rent became payable on _____________________.

         7. The Lease Term expires on ______________________.

         8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

         9. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

         10. As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

         11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _________________. The current monthly installment of Base Rent is $____________________.

         12. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

         13. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.


Executed at ________________________ on the ____________________ day of
__________________, 19____.

                                      "Tenant":

                                      ------------------------------------------

                                      a ________________________________________

                                      By:_______________________________________

                                      Its:______________________________________

                                      By:_______________________________________

                                      Its:______________________________________

                                    EXHIBIT F

                             BRITISH PACIFIC CENTRE
                           NOTICE OF LEASE TERM DATES


To:_____________________________
   _____________________________
   _____________________________
   _____________________________




        Re: Office Lease dated July 1, between BRITISH PACIFIC PROPERTIES CORPORATION, a California Corporation ("Landlord"), and MAXIM PHARMACEUTICALS, a California Corporation ("Tenant") concerning Suite #400 on the second floor of the Office Building located at 8899 University Center Lane, San Diego, California 92122.

Ladies and Gentlemen:

         In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

         1. That the Premises are Ready for Occupancy, and that the Lease Term shall commence as of __________________ for a term of __________________________ (______) months ending on


         2. That in accordance with the Lease, Rent commenced to accrue on _____________________

         3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

         4. Rent is due and payable in advance on the first day of each and every month during the Lease Term. Your rent checks should be made payable to ____________________________________
                  at ________________________________


         5. The exact number of rentable square feet within the Premises is ________________ square feet.

         6. Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is ________________ and ___________________________ percent (___________%).


                            "Landlord":

                            BRITISH PACIFIC PROPERTIES CORPORATION,
                            a California Corporation


                            By: _____________________________________________

                            Its: ____________________________________________

                            Landlord's Federal Taxpayer Identification No.:

                            _________________________________________________


Agreed to and Accepted as of ________________________, 19______.

"Tenant": _____________________________________________________


a _____________________________________________________________

By: ___________________________________________________________

Its: __________________________________________________________


By: ___________________________________________________________

Its: __________________________________________________________

                            LEASE TERMINATION AGREEMENT

   This Lease Termination Agreement (this "Agreement"), dated July 2, 1998, for reference purposes only, is entered into by and between BRITISH PACIFIC PROPERTIES, INC., a California corporation ("Landlord"), and MAXIM PHARMACEUTICALS, INC., a California corporation ("Tenant") with reference to that certain Office Lease, as amended, between Landlord and Tenant dated as of January 13, 1998 (the "Lease"), with respect to certain premises consisting of 12,407 rentable square feet, known as Suite 200 (the "Premises") at 8899 University Center Lane, San Diego 92122 (the "Building"). All capitalized terms used herein shall have the same meaning as set forth in the Lease.

                                    RECITALS

   Concurrent with the execution of this Agreement, Landlord and Tenant are entering into a new Office Lease Agreement with respect to premises located on the fourth (4th) floor of the Building. Therefore, Landlord and Tenant now desire to terminate the Lease upon the terms and conditions state herein below.

                                   AGREEMENT

1. Landlord and Tenant hereby terminate the Lease effective as of the time the fourth floor of the New Space is "Ready to Occupy" (anticipated move and occupancy date: August 15, 1998) (the "Termination Date"), upon the following terms and conditions:

   a. Concurrent with the execution of this Agreement by Tenant, Tenant will enter into an Office Lease (the "New Lease") with respect to Suite 400 in the Building (the "New Premises").

* Ready to Occupy shall be defined as space that is substantially complete with only minor items that are to be performed.

2. Effective on the Termination Date, Tenant shall have five (5) business days to surrender the possession of the Premises to Landlord pursuant to the provisions of Section 5.3 of the Lease, and shall relinquish any claim of a right of possession of the Premises as if the date of this occurrence were originally set forth in the Lease as the termination of the Lease Term. The parties hereto agree that the Lease shall be terminated and canceled as of such date, and that Tenant's obligations under the Lease shall be thereafter terminated, except any obligations or liability that, by express provision in the Lease, survive termination of the Lease.

3. This Agreement shall be deemed to have been made in and shall be construed in accordance with the laws of the State of California. This Agreement shall be binding upon and inure to benefit of the parties and their respective successors and assigns.

4. Landlord and Tenant represent and warrant to each other that they have full right, power and authority to enter into this Lease Termination Agreement without the consent of approval of any other entity or person and make these representations knowing that the other party will rely thereon. Landlord and Tenant each further represent and warrant that the signatory on their behalf has full right, power and authority to act for and on behalf of such party in entering into this Lease Termination Agreement.

5. Tenant hereby warrants and represents to Landlord that Tenant has not done or suffered anything to be done whereby the Premises have been encumbered in any way whatsoever.

6. Upon the Termination Date, Landlord and Tenant release and forever discharge each other (including their respective shareholders, directors, officers, agents, employees, attorneys, predecessors, successors, assigns, guarantors and affiliated or related entities or persons) from every Claim (as hereinafter defined) or any kind and nature arising out of, resulting from or related to, whether directly or indirectly, the Lease, including, without limitation, Tenant's occupancy of or interest in the Premises and/or the Building, the relationship of the parties hereto as Landlord or Tenant under the Lease, or any other relationship with respect to the Lease or the Premises, excepting only (1) the obligations created under this Agreement, and (2) obligations of Landlord and Tenant accrued, but not fully discharged, by the Termination Date, and for purposes of items (1) and (2) immediately preceding, the same shall be released and forever discharged upon the performance of the terms of this Agreement and payment of rent and charges under the Lease due and owing through the Termination Date, except to the extent forgiven or waived under the specific provisions hereof. For purpose of this Agreement, the term "Claim" shall mean any claim, demand, obligation, debt, loss, controversy, promise, agreement, default, breach, liability, damage, cost, expense, injury, compensation, action, cause of action, contribution or reimbursement. The parties expressly state and intend that the term "Claim" includes, without limitation, any known or unknown, suspected Claims.

This general release shall be governed by the laws of the State of California. This release extends to all rights granted under California Civil Code Section 1542 which rights are hereby expressly waived by the parties. California Civil Code Section 1542 reads as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

The parties each understand that the facts upon which the release in this Agreement is made may hereby turn out to be other than or different from the facts now known or believed by each party to be true and each party accepts and assumes the risk of the facts to be different than now known, or believed to be true.

7. Each party represents that it has not made any assignment, sublease, transfer, conveyance or other disposition (the "Transfer") of the Lease, any interest in the Lease or any Claim, arising from or related to the Lease. Each party agrees to indemnify and hold harmless all persons and/or entities which it is hereby releasing from any Claim arising from such Transfer. This obligation to indemnify and hold harmless shall include the obligation to pay reasonable attorneys' fees and costs actually incurred by the indemnified party, whether or not litigation is commenced.

8. The parties have read this Agreement including the release contained herein, and upon the advice of counsel, they have freely and voluntarily entered into this Agreement. If either party commences an action against the other party arising out of or in connection with this

Agreement, the prevailing party shall be entitled to recover from the losing party all reasonable attorney's fees and costs of suit.

9. THE ECONOMIC AND OTHER SUBSTANTIVE TERMS AND PROVISIONS OF THIS AGREEMENT AND OF THE TRANSACTION CONTEMPLATED HEREUNDER ARE CONFIDENTIAL AND WILL BE TREATED AS SUCH BY THE PARTIES TO THIS AGREEMENT, THEIR OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES. Notwithstanding the foregoing, such terms and provisions of this Agreement may be disclosed (i) with the prior written consent of the other parties hereto, and/or (ii) on a "need to know" basis to any lender or other party whose consent or agreement is required to consummate the transaction contemplated by this Agreement, provided such party shall be advised the disclosure is made on a confidential basis, and/or (iii) as may be required by law.

10. This Agreement sets forth all terms, conditions, and understandings between the parties, and there are no terms, conditions or understandings, either oral or written, between the parties other than as set forth herein. No alteration, amendment, change or addition to this Agreement shall be binding unless reduced to writing and signed by each of the parties hereto.

   IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year set forth above.

LANDLORD:                                  TENANT:

British Pacific Properties,                Maxim Pharmaceuticals, Inc.,
a California corporation                   a Delaware corporation


By: /s/ WILLIAM R. BYERS                   By /s/ DALE A. SANDER
   ------------------------                   --------------------------

Its: SECRETARY-TREASURER                  Its: CHIEF FINANCIAL OFFICER
    -----------------------                    -------------------------

                                     EXHIBIT G

                                   SIGN CRITERIA

                               BRITISH PACIFIC CENTRE
                             8899 UNIVERSITY CENTER LANE



         SIZE:                  Same as existing "Merrill" sign.

         FONT TYPE:             Same as existing "Merrill" sign.

         APPLICATION:           Glue on marble. No penetration to building.

         CONSTRUCTION:          1 1/2" thick-plastic structure laminated to
                                styrofoam backing (Wilson Art or Formica).
                                No illumination on signage.

         COLOR:                 Same as existing "Merrill" sign.

         APPROVAL TO SIGNAGE:   Kohler Kompany, such approval not be
                                unreasonably withheld.